SCHEDULE 14A INFORMATION

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The Valspar Corporation

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The Valspar Corporation

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

February 24, 2016

The annual meeting of stockholders of The Valspar Corporation will be held at 1101 South 3rd Street, Minneapolis, Minnesota 55415 on Wednesday, February 24, 2016 at 9:00 a.m., for the following purposes:

Proposal 1	To elect as directors (Class III) the three individuals nominated by the Board of Directors for a term of three years;

Proposal 2	To cast an advisory vote to approve the compensation of our named executive officers as stated in the Corporation’s proxy statement (“Say-on-Pay” vote); and

Proposal 3	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Corporation for the fiscal year ending October 28, 2016.

To transact such other business as may properly come before the meeting or any adjournments thereof.

Stockholders of record at the close of business on December 28, 2015 are entitled to notice of and to vote at the meeting.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of the matters to be considered at the meeting. A copy of the Annual Report for the year ended October 30, 2015 also accompanies this Notice.

By Order of the Board of Directors,

ROLF ENGH, Secretary

Approximate Date of Mailing of Proxy Materials:
January 22, 2016

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held February 24, 2016

The following materials, also included with this Notice, are available for view on the Internet:
•	Proxy Statement for the Annual Meeting of Stockholders
•	Annual Report to Stockholders, including Form 10-K, for the year ended October 30, 2015

To view the Proxy Statement or Annual Report to Stockholders, visit: www.edocumentview.com/VAL

IMPORTANT NOTICE TO STREET NAME HOLDERS	IN CONNECTION WITH APPLICABLE RULES, BENEFICIAL OWNERS OF SHARES HELD IN BROKER ACCOUNTS ARE ADVISED AS FOLLOWS: IF YOU DO NOT TIMELY PROVIDE VOTING INSTRUCTIONS TO YOUR BROKER, YOUR SHARES WILL NOT BE VOTED IN CONNECTION WITH PROPOSALS 1 and 2.

Please refer to the enclosed proxy card and the attached proxy statement for information on voting options: Internet – Telephone – Mail

The Valspar Corporation

P.O. Box 1461

Minneapolis, Minnesota 55440

PROXY STATEMENT
Annual Meeting of Stockholders
February 24, 2016

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies in the accompanying form. Shares will be voted in the manner directed by the stockholders; provided, however, that if a stockholder delivers a proxy without giving any direction, the shares will be voted as recommended by the Corporation’s Board of Directors. A stockholder delivering a proxy may revoke it at any time before it is exercised by (i) giving written notice of revocation to the Office of the Secretary of the Corporation, (ii) delivering a duly executed proxy bearing a later date, or (iii) voting in person at the Annual Meeting.

Registered stockholders may vote in one of three ways: By completing and returning the enclosed proxy card via regular mail or by voting via the Internet or telephone, as permitted by Delaware law. Specific instructions for using these methods are set forth on the enclosed proxy card. The Internet and telephone procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

Proxies are being solicited by mail. In addition, directors, officers and employees of the Corporation may solicit proxies personally, by telephone or letter at no additional compensation to them. The Corporation will pay the expense of soliciting proxies and will reimburse brokerage firms and others for their expenses in forwarding proxy materials to beneficial owners of our common stock.

If a stockholder delivers a proxy and abstains from voting on any matter, the abstention will be counted for purposes of determining whether a quorum is present at the Annual Meeting of Stockholders for the transaction of business as well as shares entitled to vote on that matter. Under Delaware law and our By-laws, an action of the stockholders requires the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter, or a majority of the votes cast in the election of directors. Accordingly, an abstention on any matter other than the election of directors will have the same effect as a vote against that matter.

A “street name” holder is the beneficial owner of shares held in a stock brokerage account or by a bank, trust or other nominee. Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the voting instruction form provided by it. If a street name holder does not provide timely instructions, the broker or other nominee may have the authority to vote on some proposals but not others. If the broker or other nominee votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner, this results in a broker non-vote. Broker non-votes on a matter are counted as present for purposes of establishing a quorum for the meeting, but are not considered entitled to vote on that particular matter. Consequently, non-votes generally do not have the same effect as a negative vote on the matter.

Under applicable rules of the New York Stock Exchange (the “NYSE”) relating to the discretionary voting of proxies by brokers, brokers are not permitted to vote shares with respect to the election of directors and executive compensation matters without instructions from the beneficial owner. However, brokers are permitted to vote shares held in brokerage accounts with respect to the approval of the independent registered public accounting firm, even if they do not receive instructions from the beneficial owner. Therefore, street name holders of shares held in broker accounts are advised that, if they do not timely provide instructions to their broker, their shares will not be voted in connection with Proposals 1 and 2.

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PROPOSAL 1

Election of Directors

In accordance with the Corporation’s By-laws, we may have up to twelve directors, divided into three classes. Each class consists of four seats, with each director serving a term of three years. There are currently eleven directors serving on the Board of Directors. The terms of Class III directors will expire at the Annual Meeting.

The Board of Directors has nominated William M. Cook, Gary E. Hendrickson and Mae C. Jemison, M.D. for re-election as Class III directors. David R. Lumley, a Class I director, was appointed to the Board of Directors on June 10, 2015. Unless otherwise directed by the stockholders, it is intended that shares represented by proxy will be voted in favor of the election of the three nominees listed in Class III below, to hold office until the annual meeting in 2019 and until their successors are elected and qualify. If any of the nominees is unable or unwilling to stand for election, it is intended that shares represented by proxy will be voted for a substitute nominee recommended by the Board of Directors, unless the stockholder otherwise directs. The Board is not aware that any of the nominees is unable or unwilling to stand for election.

Names, Principal Occupations for the Past Five Years and Selected
Other Information Concerning Nominees and Directors

CLASS I Directors Continuing in Office Until 2017

John M. Ballbach Director since 2012 Age — 55	Operating Advisor, Clayton, Dubilier & Rice, LLC

Mr. Ballbach has been an Operating Advisor with Clayton, Dubilier & Rice (“Clayton”), a private equity investment firm, since June 2014. In connection with his role as an Operating Advisor at Clayton, Mr. Ballbach currently serves as Chairman and director for Solenis, LLC, a specialty chemicals manufacturer, which is a portfolio company of Clayton. Mr. Ballbach served as Chairman of VWR International, LLC, a leading global laboratory supply and distribution company, from 2007 to 2012 and was President and Chief Executive Officer from 2005 to 2012.

Mr. Ballbach brings to the Board extensive business and industry experience as an advisor to the private equity firm, Clayton, Dubilier & Rice and as the former Chairman, President and Chief Executive Officer of VWR International, LLC. In addition, he is a former corporate officer of Valspar, serving as President and Chief Operating Officer from 2002 to 2004 and in various senior management positions since 2000. Mr. Ballbach’s global perspective, particularly in finance and strategy, contributes to the Corporation’s further expansion into high growth markets. Mr. Ballbach also served as a director and member of the audit committee of The Timken Company, a publicly traded global manufacturer of bearings and related components, until mid-2014. Mr. Ballbach’s background and experience make him well qualified to serve as a director of the Corporation.

Ian R. Friendly Director since 2009 Age — 55	Retired Executive Vice President; Chief Operating Officer, U.S. Retail, General Mills, Inc.

Mr. Friendly retired as Executive Vice President and Chief Operating Officer, U.S. Retail, General Mills, Inc., in June 2014. Mr. Friendly served as Executive Vice President and Chief Operating Officer, U.S. Retail, since June 2006. Prior to 2006, Mr. Friendly served as Chief Executive Officer, Cereal Partners Worldwide, a joint venture between General Mills and Nestle, from June 2004 to May 2006.

Mr. Friendly brings to the Board valuable retail and operating experience with a well-known branded consumer products company. Mr. Friendly’s qualifications to serve as a director include his extensive experience in building brands, launching new products and marketing, all of which are especially relevant to the Corporation’s Consumer product line. Mr. Friendly also offers a global business perspective to the Board, based on his experience with Cereal Partners Worldwide.

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Janel S. Haugarth Director since 2007 Age — 60	Retired Executive Vice President; President, Independent Business and Supply Chain Services, SUPERVALU INC.

Ms. Haugarth retired as Executive Vice President; President, Independent Business and Supply Chain Services, SUPERVALU INC. on December 26, 2015, a position she held since February 2013. SUPERVALU INC. operates retail food stores and provides food distribution and other supply chain services. Prior to February 2013, Ms. Haugarth served as Executive Vice President; President, Independent Business and Business Optimization, from October 2012 to February 2013; as Executive Vice President, Business Optimization and Process Improvement from August through October 2012; and as Executive Vice President, Merchandising and Logistics, from January 2011 to August 2012. Prior to 2011, Ms. Haugarth served as Executive Vice President; President and Chief Operating Officer, Supply Chain Services since May 2006.

Ms. Haugarth brings extensive retail, distribution and supply chain experience to the Board. Ms. Haugarth’s prior responsibilities as the Executive Vice President, Merchandising and Logistics for SUPERVALU INC. are particularly relevant to the Corporation and the Board, given the importance of purchasing and supply chain functions to the Corporation’s operations. Ms. Haugarth’s background and experience make her well qualified to serve as a director of the Corporation.

David R. Lumley Director since 2015 Age — 61	Retired President and Chief Executive Officer of Spectrum Brands Holdings, Inc.

Mr. Lumley retired as President and Chief Executive Officer of Spectrum Brands Holdings, Inc. on April 1, 2015 and as a Director on September 30, 2015. Spectrum Brands Holdings, Inc. is a global and diversified consumer products company and a leading supplier of consumer batteries, residential locksets, residential builders’ hardware, plumbing, shaving and grooming products, personal care products, small household appliances, specialty pet supplies, lawn and garden and home pest control products, personal insect repellents, and auto care products. Mr. Lumley served as Director from April 2010 to September 30, 2015; as President and Chief Executive Officer from June 2010 to April 1, 2015; as President, Global Batteries & Personal Care and Home & Garden from January 2007 to November 2013; as Co-Chief Operating Officer from January 2007 to April 2010.

Mr. Lumley’s background includes more than 25 years of experience in the consumer products industry, including executive leadership roles at Newell Rubbermaid, EAS, Brunswick Bicycles, Outboard Marine Corporation, Wilson Sporting Goods Co. and other companies. Mr. Lumley also serves as a director of Husqvarna AB. Mr. Lumley’s background and experience make him well qualified to serve as a director of the Corporation.

CLASS II Directors Continuing in Office Until 2018
Jack J. Allen Director since 2011 Age — 58	Retired Executive Vice President and Chief Operating Officer, Navistar, Inc.

Mr. Allen retired as Executive Vice President and Chief Operating Officer of Navistar, Inc. on December 31, 2014. Navistar, Inc. is the largest and core business group of Navistar International Corporation, a global manufacturer and supplier of commercial and military trucks, buses, diesel engines, chassis, service parts for trucks and trailers and a provider of financing for products sold by Navistar and its dealers. Mr. Allen served as Executive Vice President and Chief Operating Officer from April 2013 to December 2014; as President, North American Truck and Parts Group from July 2012 to April 2013; and as President, North American Truck Group from November 2008 to July 2012.

Mr. Allen brings to the Board extensive manufacturing and sales experience with branded industrial products. Mr. Allen’s prior responsibilities have included acquisitions and global expansion, both of which are key elements of the Corporation’s strategy. Mr. Allen’s background and experience make him well qualified to serve as a director of the Corporation.

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John S. Bode Director since 2005 Age — 67	Retired Partner, KPMG LLP

Mr. Bode retired as Partner from KPMG LLP in January 2005. Mr. Bode was elected to partnership in 1981. Prior to his retirement, Mr. Bode served as a Global Lead Partner. Mr. Bode currently provides various consulting services to certain companies and organizations.

Mr. Bode brings to the Board many years of experience as the lead audit partner for clients in the consumer products, manufacturing and other industries. Mr. Bode is well qualified to serve as a director based on his experience with accounting principles, financial controls and evaluating financial statements of public companies, particularly from an auditor’s perspective. Mr. Bode also serves as an independent director and Audit Committee Chair for another public company, Titan Machinery Inc., which owns and operates a network of full service agricultural and construction equipment stores in the United States and Europe.

Jeffrey H. Curler Director since 1997 Age — 65	Retired Executive Chairman, Bemis Company, Inc.

Mr. Curler retired as Chairman Emeritus and a director from Bemis Company, Inc. in December 2011. Mr. Curler served as Executive Chairman of Bemis Company, Inc., a manufacturer of flexible packaging products and pressure sensitive materials, from May 2005 through August 2011 and was Chief Executive Officer from May 2000 through January 2008. Mr. Curler previously served as President of Bemis Company, Inc. from May 1996 through July 2007.

Mr. Curler brings to the Board many years of experience as the Chairman, and previously the Chief Executive Officer, of Bemis Company, Inc. He also has significant expertise in chemical engineering and the packaging industry, both of which are highly relevant to the Corporation’s business. Mr. Curler’s leadership skills, industry background and experience make him well qualified to serve as the Corporation’s Lead Director.

Shane D. Fleming Director since 2013 Age — 57	Retired Chairman, President and Chief Executive Officer, Cytec Industries Inc.

Mr. Fleming retired as Chairman, President and Chief Executive Officer of Cytec Industries Inc. in December 2015, which is when Cytec Industries Inc. merged with Solvay, SA. Mr. Fleming held this position since 2009. Cytec Industries Inc. (now Solvay) is a global specialty material and chemical technologies company. Prior to 2009, Mr. Fleming served as President and Chief Operating Officer during 2008 and as President, Cytec Specialty Chemicals, from October 2005 to June 2008.

Mr. Fleming brings to the Board a deep understanding of the resin, polymer and specialty chemicals industries and many of the markets we serve along with extensive international business experience. Mr. Fleming’s background and experience make him well qualified to serve as a director of the Corporation.

CLASS III Nominees for Term Expiring in 2019

William M. Cook Director since 2010 Age — 62	Chairman, Donaldson Company, Inc.

Mr. Cook has held his position as Chairman of Donaldson Company, Inc., a global provider of air and liquid filtration systems, since August 2005. Mr. Cook served as Chief Executive Officer and President of Donaldson Company, Inc. from August 2004 to April 2015.

Mr. Cook brings to the Board many years of experience as the Chairman, President and Chief Executive Officer of Donaldson Company, Inc. Donaldson operates globally and has a particular focus on research and development, giving Mr. Cook an understanding of the dynamics and challenges of developing new products and technologies for global markets. Mr. Cook’s leadership, background and experience qualify him to serve as a director of the Corporation. In addition to being a director for the Donaldson Company, Inc., Mr. Cook also serves as a lead director and audit committee member of another public company, IDEX Corporation, an applied solutions company specializing in fluid and metering technologies, health and science technologies, dispensing equipment and fire, safety and other products.

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Gary E. Hendrickson Director since 2009 Age — 59	Chairman, President and Chief Executive Officer, The Valspar Corporation

Mr. Hendrickson has held his present positions as Chairman since June 2012, Chief Executive Officer since June 2011 and President since February 2008. Mr. Hendrickson served as Chief Operating Officer from February 2008 to June 2011.

As the Chairman, Chief Executive Officer and President and the former Chief Operating Officer of the Corporation, Mr. Hendrickson has served the Corporation for many years in roles of increasing responsibility. He spent seven years abroad as a regional executive in Asia Pacific, a strategic and fast-growing region. His familiarity with all aspects of the business and its operations, both in the U.S. and internationally, and experience with key customers and acquisitions qualify him to serve as a director. Mr. Hendrickson also serves as a director of another public company, Polaris Industries Inc., a global manufacturer and seller of off-road vehicles, including all-terrain vehicles and snowmobiles.

Mae C. Jemison, M.D.	President, The Jemison Group, Inc.
Director since 2002 Age — 59

Dr. Jemison has been President of The Jemison Group, Inc. since 1993. The Jemison Group is a technology consulting company that applies and integrates science and advanced technology considering the worldwide social and technological circumstances of the users. Dr. Jemison is leading 100 Year Starship, a new initiative, seed-funded by the Defense Advanced Research Projects Agency (DARPA) to ensure that the capability for human interstellar travel is possible within the next 100 years. She was President and founder of BioSentient Corporation, a medical devices company specializing in ambulatory physiologic monitoring, from 2000 to 2012. Dr. Jemison founded and directs The Earth We Share; an international science camp for students ages 12-16 worldwide. She was a professor of Environmental Studies at Dartmouth College from 1996 to 2002. From 1987 to 1993, she was an astronaut with the National Aeronautics and Space Administration (NASA) and was a member of the Space Shuttle Endeavour Flight in September 1992. Dr. Jemison is also a director of Kimberly-Clark Corporation and a member of the National Academy of Medicine. In the last five years, Dr. Jemison was also a director of the Scholastic Corporation.

Dr. Jemison brings a strong science and technology background to the Board, including product innovation and strategy experience. She also has substantial board and committee experience as an independent director of other publicly held companies, including Kimberly-Clark Corporation. Her educational and professional achievements and numerous public and private advisory and leadership roles offer broad experience and a unique viewpoint for the Board of Directors and qualify her to serve as a director of the Corporation.

CORPORATE GOVERNANCE

General

We are committed to good corporate governance practices. These practices provide a framework in which our Board of Directors and management can pursue the strategic objectives of The Valspar Corporation (“Valspar” or the “Corporation”) and ensure the long-term success of the Corporation for the benefit of our stockholders.

The cornerstone of our corporate governance practices is an independent and qualified Board of Directors. All standing Board committees are composed entirely of independent directors. Each of the Nominating and Governance, Audit and Compensation Committees operates under a charter in order to focus the work of the committee and to ensure that the Board of Directors as a whole is addressing key functions. Each committee reviews its charter on an annual basis.

Structure of Board

In accordance with our By-laws, the Corporation may have up to twelve directors, divided into three classes of four directors each. There are currently eleven directors serving on the Board of Directors. Each director serves a term of three years under our staggered board structure. The directors believe that the staggered structure of the Board facilitates long-term strategic planning and succession, allowing directors to oversee risks and opportunities for the long-term success of the Corporation and for the benefit of our stockholders.

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Board Standards and Objectives

The Board of Directors carefully evaluates each incoming director candidate based on selection criteria and overall priorities for Board composition that are re-examined periodically by the Nominating and Governance Committee with input from the rest of the directors. As our directors’ commitments or responsibilities change, the Board re-evaluates their situations to ensure they can continue to serve in the best interests of the Corporation and its stockholders. We also require high standards of ethics from our directors and management as described in our Code of Ethics and Business Conduct. In carrying out their duties and responsibilities, directors are guided by the following performance objectives, which are stated in the Corporation’s Principles of Corporate Governance:

•	Follow the Corporation’s Code of Ethics and Business Conduct

•	Represent the interests of stockholders and other stakeholders

•	Demonstrate good knowledge of the Corporation and its business and exercise good judgment in representing the interests of stockholders and other stakeholders

•	Participate in Board processes and activities in a meaningful way

•	Communicate openly and freely with other Board members and management

•	Provide expertise based on the director’s relevant experience

•	Provide vision and leadership for the Corporation

•	Maintain a good reputation and standing in the business and professional communities in which the director operates

Public Availability of Governance Documents and Public Reports

Our Principles of Corporate Governance, and the charters of the Nominating and Governance, Audit and Compensation Committees are available on the “Investors – Corporate Governance” section of the Corporation’s website at www.valspar.com.

The Corporation’s Code of Ethics and Business Conduct is available on the “Investors – Corporate Governance” section of our website at www.valspar.com. Our Code of Ethics and Business Conduct applies to all of our employees, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, and to our directors. If our Board of Directors grants any waivers of or amendments to, the Code of Ethics and Business Conduct to any of our directors or executive officers, we will disclose the matter through our website.

The Corporation’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments thereto, are available on the “Investors – Financial Information” section of the Corporation’s website at www.valspar.com the same day the reports are filed with the Securities and Exchange Commission (“SEC”).

Director Independence

The Board believes that a majority of its members, and all members of each standing committee, other than the Executive Committee (which has a limited scope and functions), should be independent, non-employee directors. The Board has established standards consistent with the current listing standards of the NYSE for determining director independence.

The Board annually reviews all relationships that directors have with the Corporation to determine whether the directors are independent. Directors are considered “independent” as long as they do not accept any consulting, advisory or other compensatory fee (other than director fees) from the Corporation, are not an affiliated person of the Corporation or its subsidiaries and are independent within the meaning of applicable laws, regulations and the NYSE listing requirements. The independent members of the Board meet regularly without any members of management present. In accordance with our Principles of Corporate Governance, Mr. Curler, as Governance Chair and Lead Director, presides at executive sessions. Only independent directors serve on our Audit, Compensation and Nominating and Governance Committees.

The Board has determined that all members of the Board are “independent” under applicable NYSE listing standards, except for Mr. Hendrickson, our CEO. The members of the Board deemed independent are Jack J. Allen, John M. Ballbach, John S. Bode, William M. Cook, Jeffrey H. Curler, Shane D. Fleming, Ian R. Friendly, Janel S. Haugarth, Mae C. Jemison and David R. Lumley.

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Mr. Fleming is the retired Chairman, President and Chief Executive Officer of Cytec Industries Inc. Mr. Cook is the Chairman of Donaldson Company, Inc. Mr. Allen is the retired Executive Vice President and Chief Operating Officer of Navistar, Inc. Mr. Ballbach is the Chairman of Solenis, LLC, a portfolio company of Clayton, Dubilier & Rice. Each of these companies supplies certain products to, or purchases certain products from, the Corporation. See “Certain Relationships and Related Person Transactions” below. The Corporation’s purchases from Solenis, LLC and sales to Navistar, Inc. were below the disclosure threshold for related person transactions. The Board considered these relationships and transactions in determining that Messrs. Fleming, Cook, Ballbach and Allen are each independent.

Certain Relationships and Related Person Transactions

The Board has adopted a written Related Person Transaction Policy. This policy is intended to supplement, and not to replace or supersede, the provisions of any other corporate policy, including but not limited to the Corporation’s Principles of Corporate Governance and Code of Ethics and Business Conduct. The Related Person Transaction Policy is available on the “Investors – Corporate Governance” section of our website at www.valspar.com, as Exhibit 11 to the Principles of Corporate Governance. The Audit Committee is responsible for reviewing and approving all related person transactions and has also adopted standing pre-approvals for certain categories of transactions with related persons:

•	Certain transactions with other companies. Any transaction with another company in which a related person’s only relationship is as an employee, director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $500,000 or 1% of that company’s or the Corporation’s total annual revenues.

•	Transactions where all stockholders receive proportional benefits. Any transaction where the related person’s interest arises solely from the ownership of the Corporation’s common stock, and all holders of the Corporation’s common stock received the same benefit on a pro rata basis (e.g. dividends).

•	Transactions not exceeding $100,000. Any transaction in the ordinary course of business in which the aggregate amount involved will not exceed $100,000, when aggregated with all similar transactions.

William M. Cook is the Chairman of Donaldson Company, Inc. (“Donaldson”). In fiscal 2015, Donaldson purchased products from the Corporation with an aggregate purchase price of approximately $457,529 and sold products to the Corporation with an aggregate sale price of approximately $38,930.

Shane D. Fleming is the retired Chairman, President and Chief Executive Officer of Cytec Industries Inc. (“Cytec”). In fiscal 2015, the Corporation purchased products from Cytec with an aggregate purchase price of approximately $159,109.

Director Nomination Process

The Corporation’s Board of Directors has adopted a formal process by which individuals are reviewed for possible nomination to the Corporation’s Board of Directors. Under this process, the Nominating and Governance Committee will consider nominees for Board membership submitted by stockholders. Any stockholder recommendation should be submitted in writing to the Corporation in care of the Corporate Secretary at P.O. Box 1461, Minneapolis, Minnesota 55440, along with the written consent of such nominee to serve as a director if so elected. Any such recommendation by a stockholder shall be referred to the Nominating and Governance Committee, and the Nominating and Governance Committee, in consultation with the Corporation’s General Counsel, will review the nomination in accordance with the Corporation’s Board Candidate Review and Nomination Process, certificate of incorporation, By-laws and applicable laws and regulations. The Nominating and Governance Committee considers general business experience, industry experience, track record as a director of other companies, probable tenure if elected and other factors as relevant in evaluating Board nominees, including the following: (a) the candidate’s skills, experience and other relevant biographical information, (b) the candidate’s general interest in serving a public corporation, (c) the candidate’s ability to attend Board and committee meetings, and (d) any potential concerns regarding independence or conflicts of interest.

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Following the initial screening, if the Nominating and Governance Committee approves a candidate for further review, the Nominating and Governance Committee will establish an interview process for the candidate. It is expected that at least a majority of the members of the Nominating and Governance Committee, along with the Corporation’s Chief Executive Officer, would interview each candidate. At the same time, the Nominating and Governance Committee, assisted by the Corporation’s General Counsel, will conduct a comprehensive conflict-of-interest assessment for the candidate. The Nominating and Governance Committee will then consider reports of the interviews and the conflicts-of-interest assessment and determine whether to recommend the candidate to the full Board of Directors. A subcommittee of the Nominating and Governance Committee, management representatives designated by the Nominating and Governance Committee and a search firm selected by the Nominating and Governance Committee may assist with the process. Any nominee recommended by a stockholder would be subject to the same process.

When the full Board considers an individual for possible nomination to the Board, the Nominating and Governance Committee, in consultation with the Corporation’s Chief Executive Officer, will prepare a profile of a candidate expected to provide the most meaningful contribution to the Board as a whole. The Board of Directors has not adopted a specific policy with regard to diversity, but the Board views and seeks diversity in its broadest sense, which includes independence, integrity, judgment, experience, financial acumen, education, gender, ethnicity and leadership qualities.

Upon recommendation to the full Board by the Nominating and Governance Committee, Mr. Lumley was appointed to the Board of Directors and Audit Committee of the Board of Directors on June 10, 2015 after following the process described above. Mr. Lumley was originally identified as a director candidate by management of the Corporation.

Board Leadership

The Chairman of the Board leads the Board and oversees Board meetings and the delivery of information necessary for the Board’s informed decision-making. The Chairman also serves as the principal liaison between the Board and our management.

The Board does not have a policy as to whether the Chairman should be an independent director or a member of management. Instead, the Board selects the Corporation’s Chairman based on what it determines to be in the best interests of the Corporation’s stockholders. At this time, Gary E. Hendrickson serves as Chairman of the Corporation and as President and Chief Executive Officer. The Board believes that Mr. Hendrickson’s long service, experience and background serve the best interests of the Corporation and its stockholders and that he is well qualified to lead the Corporation and its Board of Directors. When the Chairman is not independent, the Chair of the Nominating and Governance Committee, an independent director, also serves as Lead Director. Jeffrey H. Curler currently serves as Lead Director. As the Chair of the Nominating and Governance Committee, he is responsible for performing the duties specified in the Corporation’s Principles of Corporate Governance, including facilitating communications between the Board and the Chief Executive Officer, and such other duties as are determined by the independent directors.

Board Role in Risk Management

The Board believes that effective enterprise risk management must be an integral part of Board and committee deliberations and activities throughout the year.

•	The Audit Committee reviews annually the Corporation’s enterprise risk management process and conducts a comprehensive assessment of key financial, operational and strategy risks identified by management, as well as mitigating practices. The Audit Committee reports on this process and its conclusions to the full Board of Directors.

•	The Compensation Committee reviews the design of the Corporation’s compensation policies and practices to ensure our policies and practices do not encourage taking unnecessary or excessive risks, as discussed below.

•	The full Board of Directors discusses risks related to the Corporation’s annual financial plan and budget each fiscal year and risks related to the Corporation’s strategy at meetings where the strategy is presented and reviewed.

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•	The Board of Directors also encourages management to promote a corporate culture that integrates risk management into the Corporation’s strategy and day-to-day business operations in a way that is consistent with the Corporation’s targeted risk profile.

•	Through these processes, the Board oversees a system to identify, assess and address material risks to the Corporation on a timely basis.

Board Committees and Functions

The standing committees of the Board of Directors for fiscal 2015 were as follows:

Name of Committee	Membership

Executive Committee	William M. Cook, Jeffrey H. Curler and Gary E. Hendrickson – Chair

Audit Committee	Jack J. Allen, John M. Ballbach, John S. Bode – Chair, William M. Cook and David R. Lumley

Compensation Committee	Jeffrey H. Curler, Shane D. Fleming, Ian R. Friendly – Chair, Janel S. Haugarth and Mae C. Jemison

Nominating and Governance Committee	John M. Ballbach, John S. Bode, Jeffrey H. Curler – Chair and Ian R. Friendly

The Board of Directors held five meetings during fiscal 2015.

The Executive Committee, in accordance with the Principles of Corporate Governance, generally meets or acts only in emergencies or when requested by the full Board. The Executive Committee did not meet or act during fiscal 2015.

The Audit Committee held six meetings during fiscal 2015. The duties and activities of the Audit Committee are described in the Audit Committee Report on page 39. All members of the Audit Committee are “independent” under the applicable listing standards of the NYSE and the requirements for audit committee independence under Rule 10A-3 under the Securities Exchange Act of 1934. The Board has determined that each Audit Committee member is financially literate and has determined that at least one member of the Audit Committee, John S. Bode, is an “audit committee financial expert” who is independent of management as defined in Item 407(d)(5)(i) and (ii) of Regulation S-K.

The Compensation Committee held four meetings during fiscal 2015. The Compensation Committee is responsible for all matters relating to compensation of senior management and directors and for adoption and administration of employee equity-based compensation plans. All members of the Compensation Committee are independent under the applicable listing standards of the NYSE. During the year, the Compensation Committee reviewed and approved the compensation plans, arrangements and equity awards for officers, employees and directors. The Compensation Committee may not delegate its responsibility of overseeing executive officer and director compensation, but may, and has, delegated to management certain administrative aspects of the Corporation’s compensation plans which do not involve setting compensation levels for executive officers and directors. Additional information on the role of management and compensation consultants in our compensation process is contained in the Compensation Discussion and Analysis beginning on page 11.

The Nominating and Governance Committee held four meetings during fiscal 2015 at which it conducted Chief Executive Officer performance evaluations, reviewed succession plans, considered nominations for Board membership and considered other matters related to corporate governance. All members of the Nominating and Governance Committee are independent under the applicable listing standards of the NYSE.

During fiscal 2015, each director attended 75% or more of the meetings of the Board and of the committees on which the director served.

Communications with Certain Directors

The Chair of the Nominating and Governance Committee, currently Mr. Curler, presides at regularly scheduled executive sessions of the independent directors. Stockholders and other interested parties wishing to contact the presiding director or the non-management directors as a group may do so by writing to the Chair of the Nominating and Governance Committee in care of the Corporate Secretary at the Corporation’s headquarters address.

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Compensation Risk Analysis

The design of our compensation policies and practices, including those applicable to our executive officers, does not encourage taking unnecessary or excessive risks that are reasonably likely to have a material adverse effect on the Corporation. Features of our compensation policies and practices that help to mitigate unnecessary and excessive risk taking, include, among other things:

•	A balanced mix of short-term and long-term performance awards and cash and equity awards;

•	Long-term incentives consisting of stock options, time–based equity awards and performance-based equity awards which utilize a balanced mix of performance measures;

•	Ranges of performance that ultimately determine incentive compensation payouts, rather than a single performance target providing an “all or nothing” basis for incentive compensation;

•	Caps on our executive incentive compensation programs that limit payments;

•	Incentive compensation payouts for the officers of the Corporation are subject to Compensation Committee approval;

•	Guidelines specifying stock ownership levels for officers; and

•	Prohibition on hedging Corporation stock and prior approval required for limited pledging of Corporation stock.

In addition, our compensation consultants periodically benchmark our executive compensation program and award opportunities against those of peer group companies. After reviewing the benchmark analysis performed by Meridian Compensation Partners, LLC (“Meridian”) in 2014, as discussed on page 13, for our 2015 executive compensation, the Compensation Committee concluded, and continues to conclude, that our compensation program and award opportunities, and our historical payouts, have been and remain competitive, but not excessive, and are in line with companies of similar size and industry.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the following Compensation Discussion and Analysis section with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that this Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended October 30, 2015 and this Proxy Statement.

SUBMITTED BY THE COMPENSATION COMMITTEE
OF THE CORPORATION’S BOARD OF DIRECTORS

Jeffrey H. Curler	Janel S. Haugarth

Shane D. Fleming	Mae C. Jemison

Ian R. Friendly – Chair

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EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information about the Corporation’s compensation philosophy and 2015 executive compensation programs for the following named executive officers (the “Named Executives”):

Named Executive Officers

Name	Title	Calendar Year Employed
Gary E. Hendrickson	Chairman, President and CEO	1994
James L. Muehlbauer	Executive Vice President and Chief Financial and Administrative Officer	2013
Rolf Engh	Executive Vice President, General Counsel and Secretary	1993
Howard C. Heckes*	Executive Vice President and President, Global Coatings	2008
Les H. Ireland**	Executive Vice President and President, Global Consumer Paints	2014

*	Mr. Heckes was appointed as Executive Vice President and President, Global Coatings on December 1, 2014. Prior to December 2014, Mr. Heckes was Senior Vice President, Global Consumer for the Corporation and was included in the Committee’s review and approval of the 2015 compensation programs for our Named Executives.

**	Mr. Ireland was hired by the Corporation on December 1, 2014. As noted throughout this Compensation Discussion & Analysis, due to his hire date, Mr. Ireland’s fiscal 2015 compensation was approved after the review and approval of the 2015 compensation programs for each of the other Named Executives.

Executive Summary of Fiscal 2015 Financial Performance and Compensation Highlights

Valspar overcame significant challenges to deliver strong financial results in fiscal 2015, including the following highlights:

•	Net Income increased to $399.5 million, a 15.7% increase over fiscal 2014.

•	Diluted earnings per share increased to $4.85, a 20.9% increase over fiscal 2014.

•	Adjusted Pre-Tax Return on Capital of 23.5%, an 80 basis point increase over fiscal 2014[1].

We achieved these results despite significant negative currency impacts from a strengthening U.S. dollar, a product line change at a significant customer, and comparisons with fiscal 2014 which included a 53rd accounting week. Specifically, the negative currency impact from a strengthening U.S. dollar was much more significant than we had anticipated, and negatively impacted net sales by 5%.

Over our last five fiscal years, we have delivered total shareholder return of 173.2%, or 22.3% on an annualized basis. Over the same period, the S&P 500 increased 95.4%, or 14.3% on an annualized basis. Valspar generated $383 million of operating cash flow in fiscal 2015, compared to $347 million in fiscal year 2014, and we increased our dividend for the 37th straight year, to $1.20 per share (a 15% increase over fiscal 2014). Valspar is also a member of the S&P High Yield Dividend Aristocrats®, which is comprised of companies increasing dividends every year for at least 20 consecutive years.

The Compensation Committee believes that the Corporation’s executive compensation programs have been effective in driving superior results for stockholders by offering competitive pay for financial performance, aligning the interests of executives and stockholders and enabling the Corporation to attract and retain qualified and experienced executives. In connection with its decisions about executive compensation, the Compensation Committee considers the results of the previous year’s stockholder advisory vote on executive compensation (“Say-on-Pay” vote). Last year, 94% of the votes cast in the Corporation’s Say-on-Pay vote were cast in favor of approving the Corporation’s compensation for its named executive officers. The Compensation Committee believes that the Say-on-Pay vote result demonstrates shareholder support for the Corporation’s current executive compensation programs and practices. Therefore, the Compensation Committee did not make any specific changes in the executive compensation program in response to the Say-on-Pay vote. However, to

(1)	Fiscal 2015 adjusted pre-tax return on capital represents adjusted earnings before taxes (“EBIT”) divided by adjusted average capital. Reported EBIT for fiscal 2015 was $645.1 million and Adjusted EBIT was $615.4 million. Adjusted EBIT excludes $48.0 million in pre-tax gain on sale of assets, $26.9 million of pre-tax restructuring and acquisition-related charges, and $8.6 million in income from our Quest acquisition. Average capital for fiscal 2015 was $2.80 billion (the average of Total Capital of $2.94 billion and $2.66 billion for fiscal 2015 and 2014, respectively) and adjusted average capital was $2.62 billion. Adjusted average capital for fiscal 2015 excludes $348.7 million of debt incurred for the Quest acquisition and $12.5 million of deferred taxes related to the Quest acquisition. Fiscal 2014 adjusted pre-tax return on capital represents adjusted EBIT divided by average capital. Reported EBIT for fiscal 2014 was $557.2 million and adjusted EBIT was $598.4 million. Adjusted EBIT for fiscal 2014 excludes $41.1 million of restructuring charges. Average capital for fiscal 2014 was $2.64 billion (the average of Total Capital of $2.66 billion and $2.62 billion for fiscal 2014 and 2013, respectively).

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continue to maintain alignment with corporate performance and shareholder interests, the Compensation Committee took the following actions for fiscal 2015 executive compensation:

•	The Compensation Committee approved a performance-based restricted stock unit award to all Named Executives that has a maximum payout range of 0% to 250% of target based on achievement of financial performance goals over a three-year performance period (instead of restricted stock with a one-year performance period).

•	Based on the exceptional performance in fiscal 2014, and to continue to motivate and retain the leadership team responsible for such exceptional performance, the Committee increased (i) base salary for all our Named Executives, except for Mr. Ireland; and (ii) the annual target bonus and long-term incentives for Messrs. Hendrickson and Heckes.

•	To recognize our Named Executives for achieving strong financial results in fiscal 2015, despite the greater than anticipated negative currency impact and other challenges noted above, the Committee approved a discretionary cash bonus for each of our Named Executives equivalent to 73.9% of the incentive bonus target for each Named Executive.

Compensation Program Objectives

We rely on common sense and good judgment in making compensation decisions, based on our overall performance and the performance and responsibilities of our Named Executives. The broad objectives of our executive compensation program are to:

1	offer competitive pay for financial performance
2	align the interests of executives and stockholders
3	attract and retain qualified, experienced executives

We seek to achieve a balance among these objectives by providing an executive compensation program with a mix of short and long term compensation elements, including a competitive base salary, a performance-based annual cash bonus, time-vesting equity awards, performance-based equity awards and stock option grants. We establish objective financial goals at the beginning of each year as a basis for the annual incentive opportunities. We maintain sufficient flexibility to allow us to retain and motivate our Named Executives to deliver long-term performance and value to stockholders and to align their interests with stockholder interests.

We believe that each element of our compensation program should remain competitive to retain, and, as necessary, attract key executive talent. To achieve this objective, the Compensation Committee generally strives to establish a target total direct compensation opportunity, including base salary, annual target incentive and long-term incentive, within a competitive range around the market median (i.e., within 15% above or below the 50th percentile), as determined using both our peer group (listed under “Competitive Assessments” on page 13) and national market survey data (as described under “Competitive Assessments” on page 13). While the Compensation Committee strives to deliver a target total compensation package approximating the market median, judgment is applied when establishing individual compensation opportunities to recognize individual performance, experience relative to external market counterparts, readiness for promotion to a higher level and value to the organization. The Compensation Committee also considers the retention and continued motivation of key executives to deliver long-term performance and value to our shareholders when establishing compensation opportunities. Actual compensation varies above or below the target level based on the degree to which specific performance goals are attained in the variable incentive plans, changes in stock value over time, and the individual performance of each executive.

Competitive Pay for Financial Performance. A significant portion of the compensation for each executive is based on performance against financial objectives established by the Compensation Committee. Key elements of compensation that depended on performance include:

•	Annual Cash Incentive Bonus — earned based on performance against goals for financial measures (such as growth in net income, net sales and pre-tax return on capital) established in the first quarter of the fiscal year.

•	Performance-based Restricted Stock Units (PSUs) — shares are earned if targets are achieved for performance metrics over a three-year period.

In fiscal 2015, we used net income growth, net sales growth and growth in pre-tax return on capital as the performance metrics for our annual cash incentive bonus. We used earnings per share growth over the three-year period beginning in 2015 as the performance metric for our PSUs. The Compensation Committee believes these are the appropriate metrics to incent our executives to drive year-over-year performance and long-term stockholder value.

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Alignment with Stockholder Interests. Our compensation program is intended to align with the interests of our stockholders. Therefore, we expect our executives to have a significant personal financial stake in the Corporation. Annual cash incentive bonuses and our PSU awards to our Named Executives are earned based on achievement of financial performance measures (such as growth in net income, net sales, pre-tax return on capital and long-term earnings per share growth). We believe that superior performance on these measures increases stockholder value over the long term. In addition, stock options, time-based restricted stock units (RSUs) and PSUs align directly the interests of our executives and stockholders, as the ultimate value of these incentives to executives is directly correlated to our stock price.

To further align the interests of our Named Executives with those of stockholders, we have established stock ownership guidelines for our officers, including our Named Executives, as follows: For the CEO, the guidelines specify stock ownership representing five times base salary within five years after becoming CEO; and for the other Named Executives, the guidelines specify stock ownership representing three times base salary within five years after becoming an executive officer. All of our Named Executives are in compliance with these guidelines. Mr. Ireland has not yet met the ownership threshold; however, he is within the five year grace period. Officers, including our Named Executives, must achieve and maintain compliance with these stock ownership guidelines before they can sell any of their Corporation stock, except under limited circumstances to meet tax obligations arising from their stock ownership.

Attract and Retain Management. Our compensation program is intended to attract qualified executives and to promote retention of our experienced management team. Our Named Executives have a combined total of more than 50 years of service with the Corporation, during which many have held different positions and have been promoted to increasing levels of responsibility. Our succession planning, retention and internal development of strong executives have resulted in the internal promotion of three consecutive Chief Executive Officers.

The Compensation Committee performs periodic assessments of the competitive nature of the different elements of our compensation program. We use benchmark studies to help determine whether the total compensation of our executive officers is competitive with compensation offered by comparable companies. In addition to compensation opportunities, we believe that our change in control agreements help us hire and retain qualified executives.

The vesting features of our long-term incentives encourage executives to remain employed by the Corporation. Generally, stock options vest in equal installments over a three-year period; RSU awards are subject to three-year cliff vesting; and PSU awards vest at the end of the three-year performance period, subject to the achievement of the performance goals.

Compensation Review

Competitive Assessments. The Compensation Committee engages outside compensation consultants from time to time to advise on compensation matters, including competitive benchmarking. For fiscal 2015 executive compensation, the Compensation Committee retained Meridian as the Compensation Committee’s compensation consultant until June 2014, at which time the Compensation Committee retained Frederic W. Cook & Company, Inc. (“Cook & Co.”) as its compensation consultant on executive and director compensation matters. We use compensation studies provided by these independent advisors as a benchmark to help determine whether the compensation of our Named Executives is competitive with compensation offered to executive officers at comparable companies.

To assist in the determination of 2015 pay opportunities for our Named Executives, the Compensation Committee reviewed a competitive market assessment conducted in May of 2014 by Meridian. The assessment compared fiscal 2014 base salary, target annual incentive and long-term incentive opportunities for eleven senior management positions at the Corporation, including our Named Executives, with the exception of Mr. Ireland, to similarly situated positions in the marketplace. To develop market comparisons, Meridian reviewed relevant data from our peer group, to the extent available, and size adjusted the data using AonHewitt’s Total Compensation Measurement Database, to more accurately align our revenue with the revenue levels of the peer group companies, so that the data would more closely reflect the scope of responsibility for each respective executive officer. The identity of the companies included in the survey report was not considered by the Compensation Committee in its decision-making process and the Compensation Committee did not consider the identity of the individual survey group companies to be material for this purpose. The benchmarking peer group reviewed for the 2015 executive compensation analysis was comprised of 25 manufacturing, specialty chemical, industrial

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and consumer product companies with sales generally in the range of $2 billion to $15 billion, and a median of $5.7 billion. The companies included in this benchmarking peer group are listed below.

Air Products and Chemicals, Inc.	Crane Co.	Newell Rubbermaid Inc.
Ashland Inc.	Eastman Chemical Company	PolyOne Corporation
Avery Dennison Corporation	Ecolab Inc.	PPG Industries, Inc.
Ball Corporation	FMC Corporation	RPM International Inc.
Brunswick Corporation	H. B. Fuller Company	The Scotts Miracle-Gro Company
Cabot Corporation	Masco Corporation	Sensient Technologies Corporation
Celanese Corporation	Mattel, Inc.	The Sherwin-Williams Company
Church & Dwight Co., Inc.	The Mosaic Company	The Toro Company
The Clorox Company

The Meridian assessment found that each element of total direct compensation (base salary, target annual cash incentives, and long-term incentives) was within the aforementioned competitive range of median (i.e., within 15% above or below the 50th percentile) for all our Named Executives, except Mr. Muehlbauer. While Mr. Muehlbauer’s base salary was within 15% of the median, his target total pay opportunity exceeds the competitive range of the median. This positioning reflects the compensation opportunity required to attract Mr. Muehlbauer to the Corporation from a significantly larger organization where he held a similar role.

While most of our Named Executives, except for Mr. Muehlbauer, are positioned within a competitive range of market median, our total shareholder return (“TSR”) over the three years prior to the study exceeded the average TSR of our peer group during that same period. As shown below, our TSR for the period July 2011 to July 2014 was 134% as compared to 70% for our peer group and 58% for the S&P 500. The Compensation Committee considered this superior TSR performance when establishing 2015 executive compensation.

Valspar Total Shareholder Return – Relative Performance
(July 2011- July 2014)

	7/25/2011	7/25/2012	7/25/2013	7/25/2014	3 Yr TSR	CAGR
Valspar	$100	$144	$199	$234	134%	33%
25 Company Benchmarking Peer Group	$100	$107	$143	$170	70%	19%
S&P 500	$100	$102	$132	$158	58%	16%

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Compensation Program Elements Awarded in Fiscal 2015

Consistent with our overall compensation objectives, we seek to provide a market-competitive mix of annual bonus and long-term incentive opportunities and to ensure that program participants, including our executives, understand the drivers of incentive opportunities available to them. The elements of this program are set forth in The Valspar Corporation Amended and Restated Key Employee Annual Bonus and Long-Term Incentive Plan (the “Key Employee Plan”). This program places a significant portion of compensation at risk each fiscal year, rewards strong performance and long-term value creation and aligns executive and stockholder interests by promoting significant ownership of the Corporation’s stock.

The chart below indicates how each element of our fiscal 2015 executive compensation program was intended to achieve our stated compensation objectives of competitive pay for financial performance, aligning the interests of executives and stockholders and attracting and retaining qualified, experienced executives.

2015 Compensation Element	Pay for Financial Performance	Aligned Interests	Attract and Retain	Comments
Base Salary	✓	Salary is based on experience and responsibilities, with market review compared to peer group to maintain salary at competitive levels.

Corporate financial performance can affect the timing and amount of adjustments.
Annual Cash Incentive Bonus	✓	✓	✓	Earned based on objective financial performance against measures such as growth in net income, net sales and pre-tax return on capital measures considered to enhance stockholder value.
Stock Options	✓	✓	✓	Future option value is based on share appreciation, which aligns with stockholder interests. Vesting in equal installments over three years and ten-year exercise term promotes retention.
Performance-Based Restricted Stock Units (PSUs)	✓	✓	✓	Earned based on earnings per share growth over a three-year performance period, which incents strong long-term financial performance. The ultimate value of the earned unit depends directly on the performance of our stock, which creates alignment with stockholder interests. Three-year performance-based vesting promotes retention.
Time-Based Restricted Stock Units (RSUs)		✓	✓	Creates immediate alignment with stockholder interests, and provides a balance to the performance-based components, with value dependent on share appreciation. Three-year cliff vesting promotes retention.
Change in Control		✓	✓	Provides alignment in change of control situation by removing job loss concern and promoting retention.
Other Compensation	✓	✓	Perquisites and other compensation are competitive with market practice and support our ability to attract and retain talented executives.

Contributions to the retirement and savings plan are based in large part on financial performance.

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Base Salary. Salary adjustments for executive officers are generally considered annually. As described beginning on page 13 under “Competitive Assessments,” in setting each Named Executive’s base salary, the Compensation Committee reviews compensation studies periodically provided by an independent compensation consultant to help determine whether the compensation of our executive officers is competitive with compensation offered for similar positions at peer group companies. The Compensation Committee also considers each executive’s experience, job responsibilities, performance, internal pay equity and the financial performance of the Corporation. In June 2014, for fiscal 2015 executive compensation, the Compensation Committee considered our Named Executives’ salaries, corporate performance and retention of leadership driving such performance, and approved an increase in the base salaries of our Named Executives, except for Mr. Ireland, by an average of 4.7%, and by 5.2% for Mr. Hendrickson. These were the first base salary increases in two years for Messrs. Hendrickson and Engh (Messrs. Ireland and Muehlbauer had not been employed by the Corporation for two years and Mr. Heckes was not a named executive officer in fiscal 2014 or 2013). Mr. Ireland’s base salary, annual incentive bonus target and long-term incentive opportunities were established upon his hire in December 2014 using the peer group data used for Mr. Heckes, as their positions have similar roles and responsibilities.

Finally, similar to previous years, in May 2015, the Committee engaged Cook & Co. to conduct an executive compensation study for our 2016 executive compensation and approved our Named Executives’ base salaries for the 2016 fiscal year in June 2015. Effective June 1, 2015, the Committee increased base salaries for our Named Executives by an average of 2.5%, and by 3.0% for Mr. Hendrickson.

Annual Cash Incentive Bonus. The Compensation Committee establishes annual cash incentive bonus targets for each Named Executive, expressed as a percentage of his or her base salary earned during the fiscal year. The annual cash incentive bonus for each of the executive officers for fiscal 2015 was based upon (1) an incentive bonus target established for the executive expressed as a percentage of base salary earned, and (2) our actual corporate performance with respect to the financial performance goals established by the Compensation Committee.

In September 2014, as part of an annual review of total compensation, the Compensation Committee established each Named Executive’s annual cash incentive bonus target, as a percentage of base salary based on position, ranging from 70% to 125% of base salary for our Named Executives as follows: Mr. Engh – 70%; Messr. Heckes and Muehlbauer – 75%; and Mr. Hendrickson – 125%. This represented a 10% increase from fiscal 2014 for Mr. Hendrickson and 5% increase from fiscal 2014 for Mr. Heckes. The annual cash incentive bonus targets for Messrs. Muehlbauer and Engh remained the same. Mr. Ireland’s annual cash incentive bonus target was also set at 75% of base salary upon his hire in December 2014. In establishing the target percentages, the Compensation Committee considers several factors including the scope and responsibilities of each position, market bonus target percentages for similar roles at peer group companies and relative internal pay equity. The Compensation Committee believed the increases for Messrs. Hendrickson and Heckes were appropriate to further incent strong performance in fiscal 2015.

In the first quarter, the Committee established specific performance goals for our Named Executives. The performance goals for executives are based on financial measures, either on an absolute basis or a comparative basis with other fiscal years. Payouts for fiscal 2015 were based on corporate financial performance relative to the following financial measures – growth in net income, pre-tax return on capital growth and net sales growth. At the end of the fiscal year, if the executive remained employed by us, the executive was eligible to receive a cash bonus based on achievement of each of the performance goals. Potential payouts range from zero for performance less than the entry point to 200% of the annual cash incentive bonus target for exceptional performance. In determining earned payouts, certain factors are excluded, such as the cost of restructuring, changes in accounting standards, policies and procedures that would impact reported results and non-recurring gains or charges from acquisitions and divestitures, if any. We exclude the gain on divestitures, restructuring charges, acquisition-related charges, and benefits from acquisitions from the performance goals so as not to penalize employees for taking actions in the long-term interests of the Corporation and its stockholders.

The Compensation Committee established fiscal 2015 performance goals for our Named Executives in two tiers:

•	Basic performance goals based on three financial measures: net income growth (weighted 60% as a component of the bonus), net sales growth (weighted 30%), and growth in pre-tax return on capital (weighted 10%), with a payout between 0% to 100% of our Named Executive’s annual cash incentive bonus target for performance within a range established for each metric; and

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•	Additional incentive performance goals for exceptional corporate performance based on net income growth with an additional payout of up to 100% of our Named Executive’s annual cash incentive bonus target. Payout for the additional goal would only occur if performance exceeded the 100% payout level against the basic net income performance goal. Net income was used to establish the additional incentive performance goals due to its relative importance to stockholders and potential impact on the Corporation’s stock price.

In the first quarter of fiscal 2015, the Compensation Committee established the following performance goals for each of the financial performance measures:

Basic Performance Goals (as adjusted) — 100% Potential Maximum Payout

	Entry Point:	Basic Goal:
USD (000s)	0% Payout	100% Payout	Weighting
Net Income	$374,000	$378,000	60%
Net Sales	4,522,400	4,633,000	30%
Pre-Tax Return on Capital	22.7%	23.4%	10%

Additional Incentive Performance Goals — 100% Potential Additional Payout

	Entry Point:	Additional Goal:
	No Additional	100% Additional
USD (000s)	Bonus	Payout	Weighting
Net Income	$378,000	$393,000	100%

The basic performance goals were established so that achievement of the 100% payout would represent strong performance in each of the financial measures, based on prior year performance and general economic conditions, and be difficult, but achievable. The additional incentive performance goal was established to incent and reward exceptional performance in net income. For the purposes of determining performance for annual cash incentive bonus payouts, we also exclude the gain on divestitures, restructuring charges, acquisition-related charges, and benefits from acquisitions (as further discussed below) as those items were not anticipated in the established performance goals.

The Corporation achieved net sales of $4.39 billion and adjusted net sales of $4.31 billion. We also achieved adjusted net income of $378.9 million and 23.5% adjusted pre-tax return on capital. The fiscal 2015 adjusted net sales exclude $79.3 million in sales associated with our purchase of the performance coating businesses of Quest Specialty Chemicals. Our adjusted net income excludes the $37.2 million after tax gain on the divestiture of a non-strategic specialty product offering in our Coatings segment, $18.8 million of after-tax restructuring and acquisition-related charges and a $2.2 million net income benefit from our Quest acquisition.

Accordingly, the Corporation achieved the basic performance goals for net income growth (0.24% higher than the “Basic Goal – 100% Payout”) and pre-tax return on capital growth (80 basis points higher than the “Basic Goal – 100% Payout”), but did not achieve the basic performance goal for net sales growth (4.6% below the “Entry Point – 0%”). In addition, the Corporation achieved 6.1% of the additional incentive performance goal for net income growth, above the basic goal. Therefore, the total incentive payout was 76.1% of the annual cash incentive bonus target for each of our Named Executives.

Discretionary Bonus for Fiscal 2015. As discussed in the “Executive Summary of Fiscal 2015 Financial Performance and Compensation Highlights,” fiscal 2015 was a year in which we overcame significant challenges and delivered strong financial results. These challenges included greater than anticipated negative currency impacts from a strengthening U.S. dollar, a product line change at a significant customer and comparisons with fiscal 2014 which included a 53rd accounting week. In recognition of this performance, the Compensation Committee approved a discretionary cash bonus for each of our Named Executives equivalent to 73.9% of the annual cash incentive bonus target for each Named Executive. The payment of this discretionary bonus, along with the annual cash incentive bonus discussed above, resulted in each Named Executive receiving the following in total discretionary and annual cash incentive bonuses: (i) Mr. Hendrickson: $1,896,635; (ii) Mr. Muehlbauer: $700,573; (iii) Mr. Heckes: $630,865; (iv) Mr. Ireland: $501,923; and (v) Mr. Engh: $502,595. See the “Summary Compensation Table” on page 23 for the actual amount of the Discretionary Bonus.

Stock Options, PSUs and RSUs (Long-Term Incentives). Long-term incentive opportunities for fiscal 2015 were provided in the form of stock options, PSU and RSU awards.

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Under our executive compensation program, the Compensation Committee establishes a Long-Term Incentive Target Value (“LTI Target”) for each participant annually. In setting the individual LTI Targets, the Compensation Committee considers the following factors:

•	external benchmark survey data for long-term incentive levels for like positions at peer group companies;

•	relative internal pay equity based on job responsibilities, relative internal pay equity and performance; and

•	the deemed retention priority of each executive as subjectively determined considering the critical role each executive plays in realization of the Corporation’s strategic objectives.

For fiscal year 2015, the LTI Target opportunity consisted of:

•	A stock option grant (40% of total target LTI Target value). Stock options are awarded in October, prior to the start of the fiscal year and vest in equal installments over a three-year period.

•	A performance-based restricted stock unit (PSU) award (35% of total LTI Target value, compared to restricted stock awards with a target award representing 25% total LTI Target value for fiscal 2014). The PSUs are approved in October prior to the beginning of the fiscal year and then granted in January during the fiscal year. The PSUs awarded for 2015 have a maximum payout range of zero to 250% of target based on achievement of financial performance goals during a three-year performance period. The PSU awards are settled in stock for employees in the United States and in cash for employees outside the United States at the end of the three-year performance period. See “Performance-Based Restricted Stock Units (PSUs) for Fiscal 2015-2017” below.

•	A time-based restricted stock unit (RSU) award (25% of total LTI Target value) is approved in October prior to the start of the fiscal year and then granted in January during the fiscal year, subject to a three-year cliff vesting. The time-vesting component is intended to balance the LTI program by offering an award to enhance long-term retention while preserving the program’s heavy emphasis on financial performance and linkage to share price appreciation. The RSU awards are settled in stock for employees in the United States and in cash for employees outside the United States.

For example, if an executive had an LTI Target opportunity of $800,000 for fiscal 2015, that executive would have received (i) a stock option grant with a fair value of $320,000 prior to the beginning of the fiscal year, (ii) a PSU award with a target value of $280,000, granted in January, subject to the achievement of three-year performance goals with a maximum payout range of zero to 250% if the performance goals are achieved (i.e. $0-$700,000, based on the market value of the common stock on the date of the award), and (iii) an RSU award with a value of $200,000, granted in January.

Unvested stock options, PSU and RSU awards are subject to forfeiture if the participant’s employment with the Corporation terminates prior to vesting for any reason other than death, disability, retirement or a change in control. See “Potential Payments Upon Termination or Change in Control” starting on page 27.

The future value of these stock options, PSU and RSU awards depends on the value of the Corporation’s common stock, thus aligning the interests of our Named Executives with stockholder interests. By providing incentive and total compensation opportunities that compare favorably with opportunities provided to executives at competitive companies, the program assists the Corporation to attract and retain talented executives. Further, the PSU awards are designed to reward our Named Executives for exceptional performance based on objective financial measures, which are considered by the Compensation Committee to enhance stockholder value.

The Corporation’s annual stock option awards are granted in October and typically vest in equal installments over a three-year period. The Corporation does not time its annual grants to coordinate with the release of material non-public information and does not coordinate or time the release of corporate information with grant dates. On occasion, the Corporation grants awards outside of the annual grant cycle for new hires, promotions or other reasons deemed appropriate by the Compensation Committee. Grants to executive officers are approved by the Compensation Committee with effective dates on or after the date of such approval.

For fiscal 2015, the Compensation Committee increased the LTI Target opportunities by 22.3% for Mr. Hendrickson and 11.1% for Mr. Heckes. Mr. Heckes was not a named executive officer in fiscal 2014. The Compensation Committee believed the increases would help to incent Messrs. Hendrickson and Heckes to drive long-term performance and shareholder value. The LTI Target opportunities (stock options, RSUs and PSUs) for each Named Executive officer for fiscal 2015 were as follows: Mr. Hendrickson: $5,750,000; Mr. Muehlbauer: $1,450,000; Mr. Engh: $723,000; Mr. Heckes: $1,000,000; and Mr. Ireland: $800,000. (Pursuant to Item 402 of

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Regulation S-K, the Option Awards included in the Summary Compensation Table on page 23 and in the Grants of Plan-Based Awards table on page 25 represent the stock options granted on September 30, 2015. These options were granted for the 2016 fiscal year, based on a percentage of 2016 LTI Target Value. The stock options included in the LTI Target opportunities for fiscal 2015 discussed above were previously disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards table in last year’s proxy statement, as they were granted in October 2014.)

Performance-Based Restricted Stock Units (PSUs) for Fiscal 2015-2017. Starting in fiscal 2015, our Named Executives each received an annual grant of PSUs as a component of long-term compensation. In fiscal 2015, 35% of each Named Executive’s LTI Target value was delivered in the form of a target award of PSUs earned and vesting through a three fiscal year performance period (2015 through 2017). The PSU grants made to our Named Executives and other key executives in fiscal 2015 will be paid out after the end of fiscal 2017 at a level of zero to 250% of target, based upon the extent to which the Corporation achieves goals for year-over-year earnings per share growth in the period as follows:

•	Zero for any year in which threshold performance is not achieved

•	50% of target for threshold performance

•	100% of target for target performance

•	250% of target for maximum performance

Awards are interpolated for performance between threshold and target and between target and maximum. For each year’s achievement of year-over-year earnings per share growth, the resulting future payout amount is determined as a percentage of target achievement, subject to the three-year vesting requirements. The awards vest on the third anniversary of the award, or earlier in the case of death, disability, Retirement or a Change in Control. See “Potential Payments Upon Termination or Change in Control” on page 27. The awards to our Named Executives will be paid out in the form of shares of common stock, or cash in the case of non-U.S. participants. The participant also receives dividend equivalents in a cash amount equal to the dividends that would have been paid on the equivalent number of shares of common stock during the three-year performance period. The dividends are paid following the end of the three-year performance period on the number shares of common stock awarded.

In setting the multi-year performance objectives, the Compensation Committee selected levels of earnings per share growth over the three-year performance period that it concluded would appropriately incent executives to achieve corporate goals, and would align the executives’ interests with those of current and potential stockholders. The Compensation Committee has determined that achievement of the performance goals will be adjusted to exclude the impacts to earnings per share from restructuring charges, changes in accounting standards, policies or procedures, mergers, acquisitions or divestitures, share repurchase levels that materially differ from planned levels and the impact of foreign currency exchange rates.

The earnings per share growth objectives for the three-year period will be disclosed at the end of the performance period, as these targets are deemed strategic and commercially sensitive. The performance objectives under the PSUs provide strong motivation to execute internal business plans over the three-year period to achieve strong performance, cost controls and significant new business wins. The Compensation Committee intended the plan objectives to be difficult but achievable, requiring strong execution to achieve target level and extraordinary results to achieve levels significantly above target over that period.

The PSU grants made to our Named Executives in January 2015 were as follows:

	Target PSU Grants	Grant Date Fair Value
Named Executive	(#)	of PSU Grants[1]
G.E. Hendrickson	23,252	$2,023,622
J.L. Muehlbauer	5,864	$ 510,344
R. Engh	2,924	$ 254,476
H.C. Heckes	4,044	$ 351,949
L.H. Ireland	3,235	$ 281,542

(1)	The grant date fair value of the PSU grants is calculated in accordance with Accounting Standards Codification Topic 718, “Stock Compensation” (“ASC 718”).

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Changes in Structure of Performance-Based Incentives for Fiscal 2016. For fiscal 2016, the components of executive compensation will not change from those awarded in fiscal 2015, principally consisting of base salary, annual cash incentive bonus, and long term incentive awards based on LTI Target value: PSUs (35% of total LTI Target value based on target level), RSUs (25% of LTI Target value based on fair value) and stock options (40% of LTI Target value based on fair value). However, in December 2015, the Board amended the Key Employee Plan to change the method for determining annual cash incentive bonus payouts and payouts under PSUs, starting with the bonuses and PSU awards for fiscal 2016. Under the new structure for these awards, no amounts will be payable under the awards unless the Corporation achieves minimum objective performance goals. If the minimum goals are achieved, the maximum payout level will be funded, subject to the Compensation Committee’s negative discretion to reduce the payouts to levels consistent with actual performance and other factors. This change will preserve maximum tax deductibility under Section 162(m) of the Code, grant the Compensation Committee the latitude to address unforeseeable and uncontrollable events and facilitate the Compensation Committee’s ability to assess and reward individual performance.

No Employment Agreements. We do not have employment agreements with any of our Named Executives. Our Named Executives serve at the will of the Board of Directors, and their employment may be terminated at any time. However, we have entered into change in control agreements as described below. Also, the Committee has adopted a policy of making severance payments generally equal to one year’s salary and certain other benefits, to executive officers whose employment is terminated without cause as described in more detail under “Severance Policy for Officers” on page 30. This policy is intended to assist in establishing standardized benefits for termination without cause and to induce any terminated officer to enter into a three-year non-compete agreement with the Corporation.

No Pension. None of our Named Executives are eligible for a Valspar pension.

Stock Ownership Guidelines. Our Named Executives are subject to our stock ownership guidelines. See “Alignment with Stockholder Interests” on page 13.

Restrictions on Hedging and Pledging. The Corporation’s officers, including our Named Executives, are prohibited from hedging shares of the Corporation’s stock. Any pledge of the Corporation’s stock by an officer (other than the CEO or the General Counsel) must be approved in advance by the CEO and the General Counsel. Any pledge of the Corporation’s stock by the CEO or the General Counsel must be approved in advance by the Nominating and Governance Committee. Approval for any pledge is discretionary and subject to various criteria and limits, including that the sum of all pledged stock by officers and directors does not exceed two times the average daily trading volume of the Corporation’s stock. The Hedging and Pledging Policy is available on the “Investors – Corporate Governance” section of our website at www.valspar.com, as Exhibit 12 to the Principles of Corporate Governance.

Change in Control Agreements. We have entered into agreements with our Named Executives, providing for the continued employment or compensation, and for the payment of other benefits, after a change in control of the Corporation. The Key Employee Plan, the 1991 Stock Option Plan (“1991 Plan”), the 2009 Omnibus Equity Plan (“2009 Plan”) and the 2015 Omnibus Equity Plan (“2015 Plan”) provide that stock options, restricted stock and restricted stock units (performance-based and time-based) granted under such plans shall vest immediately upon a change in control of the Corporation. The change in control agreements for our Named Executives provide for a two-year employment term with the Corporation after a qualifying change in control, and a lump sum payment equal to three times an executive’s annual base salary and target annual bonus for our Named Executives hired prior to 2008, and two times for those hired in 2008 or later (including Messrs. Muehlbauer, Heckes and Ireland), plus three years of continued benefits if such employment is terminated by the Corporation without cause or by the executive for good reason during the two-year employment term (“double trigger”). Further, the Corporation is required to reimburse the executive for excise taxes that might be payable by the executive with respect to these payments, as well as any excise or income taxes that may be payable with respect to the reimbursement. We believe these agreements are consistent with those offered by peer companies and reduce the likelihood of an executive leaving the Corporation due to uncertainty surrounding an acquisition, which could serve to reduce management disruption and increase the value of the Corporation to a potential acquirer. These agreements also help our Named Executives stay focused on maximizing stockholder value, without the distraction caused by the prospect of losing their compensation upon a change in control.

The Compensation Committee has decided that change in control agreements for any officer first elected in fiscal 2013 or later shall not include reimbursement for any excise taxes that may be payable by an executive with respect to change in control payments. This applies to Messrs. Heckes, Muehlbauer and Ireland.

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Retirement. As further discussed under “Definition of Retirement” on page 28, in September 2014, the Board amended the 2009 Plan to modify the definition of retirement, and this amendment carried forward in the 2015 Plan. Accordingly, for stock options, restricted stock and RSUs granted to our Named Executives under the 2009 Plan after fiscal 2014 and under the 2015 Plan, the award will vest upon retirement after age of 55 years if our Named Executive has executed a three-year non-compete agreement and release of claims; has completed three years of continuous prior employment with the Corporation; and has delivered a required prior written notice that the participant is considering retirement at least one year prior to the date of termination. Further, our Named Executive will become entitled to a distribution of any performance award (such as our PSUs), with the consent of the Committee, if the executive retires during the performance period. If the retirement occurs during the first fiscal year of the performance period, the award will be pro-rated for the portion of the fiscal year that is completed. The distributed amount of any such performance award is equal to the pro-rated amount of the award target and based upon the actual achievement level of the performance goals during the performance period as established and approved by the Committee. Payout will occur following the end of the performance period.

For stock options, restricted stock and RSUs granted to our Named Executives under the 2009 Plan through fiscal 2014, the award will vest upon retirement after age 55 with an executed non-compete agreement. Performance awards vest in the same manner as discussed in the prior paragraph.

For stock options and restricted stock granted to our Named Executives prior to the adoption of the 2009 Plan, the award will vest immediately upon retirement after age 60, or upon early retirement after age 55 with an executed non-compete agreement.

Nonqualified Deferred Compensation Plan. Effective April 1, 2014, the Board of Directors adopted and approved the Valspar Corporation Nonqualified Deferred Compensation Plan (the “Nonqualified Plan”). The Nonqualified Plan is an unfunded, nonqualified deferred compensation program sponsored by the Corporation to provide its directors and designated key employees, including our Named Executives, the opportunity to defer compensation. For fiscal 2015, participants had the opportunity to defer up to 50% of their annual base salary and up to 100% of any annual cash bonuses, and any payments for which they are entitled due to limitations on employer contributions to the company’s retirement savings plan. Directors may defer up to 100% of the cash portion of their annual retainers. Distributions are made upon death or on or after certain payment events elected by the participant, including specified dates, separation from service or a change in control.

Other Compensation. We provide perquisites and other benefits, as reflected in the table titled “2015 Components of All Other Compensation,” on page 24, to our Named Executives. The perquisites may include physical examinations, an automobile allowance, financial counseling and tax preparation services, club dues, or other items. We believe these benefits help the Corporation attract and retain qualified executives and are reasonable in amount. Other benefits include dividends paid on restricted stock grants and RSUs that are subject to a risk of forfeiture, an annual contribution by the Corporation to The Valspar Savings and Retirement Plan and a cash payment in lieu of retirement contributions that our Named Executives do not receive due to plan limitations.

Roles of Compensation Committee and CEO

The Compensation Committee of our Board of Directors is responsible for all matters relating to compensation of senior management, including our Named Executives, adoption and administration of equity-based compensation plans and programs and determination and approval of compensation for our Named Executives, including the CEO.

The Compensation Committee has the authority to retain, manage and dismiss compensation consultants or other professionals, as it deems necessary or appropriate. The Compensation Committee directs the work of such consultants and professionals, and decisions regarding compensation of our Named Executives are ultimately made by the Compensation Committee and, in the case of our Chairman and Chief Executive Officer, by the Board of Directors. As previously discussed, the Compensation Committee retained Meridian as the Compensation Committee’s compensation consultant until June 2014, at which time the Compensation Committee retained Cook & Co. as its compensation consultant. Prior to engaging Meridian and Cook & Co., the Compensation Committee evaluated the independence of each advisor taking into account all factors relevant to the independence from management under SEC rules, NYSE listing standards and such other factors as the Compensation Committee determines relevant. Based on that evaluation, the Compensation Committee determined Meridian and Cook & Co. to be independent. In addition, the Compensation Committee conducted

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an assessment to evaluate whether the work performed by Meridian or Cook & Co. raises a conflict of interest. Based on that assessment, the Compensation Committee determined that no conflict of interest exists with either advisor. Neither Meridian nor Cook & Co. provided any services to the Corporation, other than for the Compensation Committee, during fiscal 2014, and fiscal 2015, in the case of Cook & Co.

To assist the Compensation Committee, the CEO and Senior Vice President, Human Resources, provide information and recommendations about compensation, programs and policies when requested by the Compensation Committee or its Chair. The other Named Executives have no related involvement with the Compensation Committee. As requested by the Compensation Committee or its Chair, the CEO and other management personnel attend Compensation Committee meetings, but are excused at such times as the Compensation Committee deems appropriate and are never present at times during which the Compensation Committee is discussing or determining their respective compensation.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally limits to $1 million the tax deductibility of compensation paid by a public company to its chief executive and certain other highly compensated executive officers. Certain performance-based compensation is not subject to the limitation. The Compensation Committee considers the deductibility of compensation arrangements as one factor in executive compensation decisions for our Named Executives. However, deductibility is not the sole factor used to determine appropriate levels or types of compensation. The provisions of our equity and annual incentive bonus plans are intended to permit tax deductibility of compensation income of our Named Executives received under those plans. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is possible that we may enter into compensation arrangements under which compensation paid to a Named Executive in excess of $1 million is not deductible under Section 162(m).

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2015 Summary Compensation Table

The following table presents information concerning compensation paid to or earned by our Named Executives for the fiscal years ended October 30, 2015, October 31, 2014 and October 25, 2013.

Name and Principal Position*	Year	Salary ($)[1]	Bonus ($)[2]		Stock Awards ($)[3]	Option Awards ($)[4]	Non-Equity Incentive Plan Compensation ($)[5]	All Other Compensation ($)[6]	Total ($)[7]
G.E. Hendrickson	2015	$1,011,539	$934,409	[5]	$3,469,103	$2,151,639	$962,226	$568,176	$9,097,092
Chairman, President	2014	969,231	—		3,548,041	1,860,075	2,229,232	534,333	9,140,912
and CEO	2013	950,000	—		1,374,757	1,996,960	378,290	657,416	5,357,423

J.L. Muehlbauer	2015	622,731	345,149		874,826	549,423	355,424	180,589	2,928,142
Executive Vice	2014	606,923	—		1,089,928	469,125	904,467	38,796	3,109,239
President and Chief	2013	369,231	—		923,015	2,349,736	102,738	8,006	3,752,726
Financial and
Administrative Officer

R. Engh	2015	478,662	247,612		436,195	283,815	254,983	150,696	1,851,963
Executive Vice	2014	462,000	—		543,284	234,000	642,272	105,785	1,987,341
President General	2013	455,000	—		248,019	307,210	110,019	176,176	1,296,424
Counsel and Secretary

H.C. Heckes[8]	2015	560,769	310,806[5]		603,379	402,849	320,059	182,789	2,380,651
Executive Vice
President and
President,
Global Coatings

L. H. Ireland[9]	2015	446,154	247,281		967,268	560,095	254,642	47,812	2,523,252
Executive Vice
President and
President, Global
Consumer Paints

* as of October 30, 2015

(1)	Our Named Executives can elect to defer up to 50% of their base salary into the Nonqualified Plan. For fiscal 2015, Mr. Hendrickson deferred 25% of his base salary under the Nonqualified Plan as shown in the 2015 Nonqualified Deferred Compensation table, beginning on page 27.

(2)	This column represents a discretionary cash bonus awarded by the Compensation Committee for fiscal 2015. See “Compensation Program Elements Awarded in Fiscal 2015 – Discretionary Bonus for Fiscal 2015” on page 17.

(3)	Valuation of awards based on the grant date fair value of those awards computed in accordance with ASC Topic 718 for the fiscal years indicated. For fiscal 2015, this column represents the aggregate fair value on the date of grant with respect to a performance-based restricted stock unit award (PSU) and time-based restricted stock unit award (RSU) granted in January 2015. For the PSUs, the number of shares granted was at the target level. For a more detailed description of the terms of the PSUs granted to our Named Executives in fiscal 2015, see “Compensation Program Elements Awarded in Fiscal 2015 – Performance-Based Restricted Stock Units (PSUs) for Fiscal 2015-2017” starting on page 19. The maximum amount of these PSU awards, assuming the highest level of performance conditions will be achieved (payout of 250% of target), is as follows (based on the grant date fair value of the award): Mr. Hendrickson, $5,059,054; Mr. Muehlbauer, $1,275,860; Mr. Engh, $636,189; Mr. Heckes, $879,873; and Mr. Ireland, $703,855. For Mr. Ireland, this column also includes the grant date fair value of the restricted stock award of 5,930 shares granted to him on his date of hire in December 2014.

(4)	This column represents the aggregate grant date fair value with respect to stock options granted in the fiscal years indicated calculated in accordance with ASC 718. Includes the aggregate grant date fair value with respect to the stock options granted to Mr. Ireland on his hire date in December 2014. The assumptions used by the Corporation to determine the fair value are described in Note 10 of the Consolidated Financial Statements included in our Form 10-K for the year ended October 30, 2015, which description is incorporated herein by reference.

(5)	This column represents the annual cash incentive bonuses earned in fiscal years 2015, 2014 and 2013 (and paid during the first quarter of the following fiscal year) under the Key Employee Plan, based on the achievement of specified financial measures. Our Named Executives can elect to defer all or a portion of their cash bonus into the Nonqualified Plan. For fiscal year 2015, Mr. Hendrickson deferred 80% of his total combined annual cash and discretionary bonus, and Mr. Heckes deferred 70% of his total combined cash and discretionary bonus as shown in the 2015 Nonqualified Deferred Compensation table, beginning on page 27.

(6)	This column represents perquisites and other personal benefits; dividends on restricted stock, PSUs and RSUs; and contributions or allocations by the Corporation to defined contribution or savings plans (tax qualified and supplemental), all as shown in the 2015 Components of “All Other Compensation” table below.

(7)	The amount shown represents the sum of all columns of the Summary Compensation Table. Additional information about the elements of compensation paid to our Named Executives can be found in “Compensation Program Elements Awarded in Fiscal 2015,” beginning on page 15.

(8)	Mr. Heckes was appointed to Executive Vice President and President, Global Coatings on December 1, 2014.

(9)	Mr. Ireland was appointed to Executive Vice President and President, Global Consumer Paints on December 1, 2014.

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The following table presents information concerning components of All Other Compensation referenced in the Summary Compensation Table paid to or earned by our Named Executives for the fiscal year ended October 30, 2015.

2015 Components Of All Other Compensation

Name	Perquisites and Other Personal Benefits[1]	Restricted Stock, PSU and RSU Dividends[2]	Valspar Contribution to Defined Contribution Plans[3]	Lost ERISA[4]	Total
G.E. Hendrickson	$69,986	$202,534	$23,850	$271,806	$568,176
J.L. Muehlbauer	13,798	35,792	23,850	107,149	180,589
R. Engh	17,501	27,358	23,850	81,987	150,696
H.C. Heckes	13,763	49,567	23,850	95,609	182,789
L.H. Ireland	11,708	12,107	23,850	147	47,812

(1)	G.E. Hendrickson – $30,328 paid by the Corporation for tax preparation and/or financial planning; $9,000 for automobile allowance; $2,322 for life insurance; $2,557 for personal club dues; $3,191 for long-term disability (“LTD”) premium; $7,712 paid by the Corporation for personal use of corporate aircraft; and $14,876 for commercial airline travel by spouse to customer events where the customer encouraged spouses to attend.

J.L. Muehlbauer – $990 paid by the Corporation for tax preparation and/or financial planning; $9,000 for automobile allowance; $1,242 for life insurance; $2,566 for LTD premium.

R. Engh – $525 paid by the Corporation for tax preparation and/or financial planning; $9,000 for automobile allowance; $3,564 for life insurance; $300 for personal club dues; and $4,112 for LTD premium.

H.C. Heckes – $9,000 for automobile allowance; $1,159 for life insurance; $1,959 for personal club dues; and $1,645 for LTD premium.

L.H. Ireland – $2,500 paid by the Corporation for tax preparation and/or financial planning; $7,962 for automobile allowances; $1,099 for life insurance; $147 for LTD premium.

The LTD premium included above reflects the payment made to each Named Executive in January 2015 for the 2014 calendar year as the payment is based on the calendar year and not the Corporation’s fiscal year.

(2)	Dividends paid or accrued on restricted stock, RSU and PSU grants that were subject to a risk of forfeiture during fiscal year 2015.

(3)	Annual match and contribution by the Corporation to The Valspar Savings and Retirement Plan. The Valspar Contributions reflect the payments made to each Named Executive in January 2016 for the 2015 calendar year as the payments are based on the calendar year and not the Corporation’s fiscal year.

(4)	Discretionary cash payment for the dollar amounts that would have been contributed to defined contribution plans but for the limitations imposed by U.S. income tax regulations on the amount of compensation that an employee may save under the Corporation’s defined contribution plans, and consequently the amount of matching contributions the Corporation can make under the plans. The amount included reflects the payment made to each Named Executive in January 2015 for the 2014 calendar year as the payment is based on the calendar year and not the Corporation’s fiscal year.

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The following table presents information regarding the grants of annual incentive bonus compensation, stock options, restricted stock and restricted stock units (time-based and performance-based) during fiscal 2015 to our Named Executives.

2015 Grants of Plan-Based Awards

									All Other	All Other		Grant
									Stock	Option		Date Fair
			Estimated Possible Payouts			Estimated Possible			Awards:	Awards:	Exercise or	Value of
			Under Non-Equity			Payouts Under Equity			Number of	Number of	Base Price	Stock and
			Incentive Plan Awards[2]			Incentive Plan Awards[3]			Shares	Securities	of Option	Option
	Type of	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	of Stock	Underlying	Awards	Awards
Name	Award[1]	Date	$	$	$	#	#	#	or Units (#)[4]	Options (#)[5]	($/Sh.)[5]	($)[3,4,6]
G.E. Hendrickson	AIB	—	$0	$1,264,424	$2,528,848
	PSU	1/08/15				11,626	23,252	58,130				$2,023,622
	RSU	1/08/15							16,609			1,445,481
	SO	9/30/15								140,630	$71.88	2,151,639
J.L. Muehlbauer	AIB	—	0	467,048	934,096
	PSU	1/08/15				2,932	5,864	14,660				510,344
	RSU	1/08/15							4,188			364,482
	SO	9/30/15								35,910	$71.88	549,423
R. Engh	AIB	—	0	335,063	670,127
	PSU	1/08/15				1,462	2,924	7,310				254,476
	RSU	1/08/15							2,088			181,719
	SO	9/30/15								18,550	$71.88	283,815
H.C. Heckes	AIB	—	0	420,577	841,154
	PSU	1/08/15				2,022	4,044	10,110				351,949
	RSU	1/08/15							2,889			251,430
	SO	9/30/15								26,330	$71.88	402,849
L.H. Ireland	AIB	—	0	334,616	669,232
	PSU	1/08/15				1,618	3,235	8,088				281,542
	RSU	1/08/15							2,311			201,126
	RS	12/1/14							5,930			484,600
	SO	12/1/14								11,503	$81.72	267,100
	SO	9/30/15								19,150	$71.88	292,995

(1)	Type of Award: AIB – Annual Cash Incentive Bonus; PSU – Performance-Based Stock-Settled Restricted Stock Unit; RSU – Time-Based Stock-Settled Restricted Stock Unit; RS – Restricted Stock; and SO – Non-Qualified Stock Option.

(2)	The amounts shown for the AIB for 2015 represent estimated possible payouts under the Annual Cash Incentive Bonus for fiscal 2015 depending on the Corporation’s financial performance. The amount that can be earned ranges from zero to 200% of the target payout amount. The actual amounts earned for fiscal 2015 are reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation.

(3)	The amounts shown for PSUs represent the range of payouts that can be earned from 50% to 250% of the target amount of the award. PSUs vest based on achieving specific annual performance targets for earnings per share growth over the three-year performance period. Unless forfeited, the PSUs will be paid out in the form of stock at the end of the three-year performance period to the extent that we meet the performance targets. For a more detailed description of the terms of the PSUs granted to our Named Executives in fiscal 2015, see “Compensation Program Elements Awarded in Fiscal 2015 – Performance-Based Restricted Stock Units (PSUs) for Fiscal 2015-2017” starting on page 19. The PSUs earn accrued dividends that are paid out upon vest date based on the number of units funded for the three-year performance period.

(4)	The RSU awards were granted in January 2015, with the number of shares equal to the target value of the award, divided by the average closing price of one share of stock on the NYSE for the ten business days immediately prior to the date issued and are subject to three year cliff vesting. The RSU awards are settled in stock upon vesting and earn accrued dividends that are paid upon vest date. Mr. Ireland also received a restricted stock award of 5,930 shares, of which 50% vests after two years and the remaining 50% vests after four years.

(5)	Non-qualified stock options granted in September 2015 have a ten-year term and vest in equal installments over three years. Mr. Ireland was granted options to purchase 11,503 shares on his date of hire, which vest in equal installments over three years. The exercise price is the fair market value of the Corporation’s common stock, defined as the closing price on the NYSE on the date of grant.

(6)	The amount shown for stock options is the aggregate grant date fair value of the option grant calculated in accordance with ASC 718. The amount shown for the PSU, RSU and RS awards is based on the grant date fair value of those awards computed in accordance with ASC Topic 718.

Additional information about the elements of compensation paid to our Named Executives can be found in “Compensation Program Elements Awarded in Fiscal 2015,” beginning on page 15.

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The following table presents information regarding the number of shares of unexercised stock options and the number of shares and value of unvested restricted stock or stock units outstanding on October 30, 2015 for our Named Executives.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards[1]					Stock Awards
											Equity
											Incentive
										Equity	Plan
										Incentive	Awards:
										Plan	Market
										Awards:	or Payout
								Number of	Market Value	Number of	Value of
		Number of	Number of					Shares or	of Shares	Unearned	Unearned
		Securities	Securities					Units of	or Units	Shares, Units	Shares, Units
		Underlying	Underlying	Option				Stock That	of Stock	or Other	or Other
		Unexercised	Unexercised	Exercise	Option			Have Not	That Have	Rights that	Rights that
	Grant	Options	Options	Price	Expiration	Grant		Vested	Not Vested	Have Not	Have Not
Name	Date	Exercisable (#)	Unexercisable (#)	($)	Date	Date		(#)[2,3]	($)[4]	Vested (#)[2,5]	Vested ($)[4]
G.E. Hendrickson	2/27/2008	75,000	0	$22.68	2/27/2018	6/1/2011		111,780	$9,048,591
	10/15/2008	101,000	0	18.01	10/15/2018	1/10/2013		14,738	1,193,041	14,738	$1,193,041
	10/21/2009	151,000	0	26.37	10/21/2019	1/10/2013		15,868	1,284,515
	10/13/2010	94,500	0	31.57	10/13/2020	1/9/2014		16,575	1,341,746	5,154	417,216
	10/5/2011	180,500	0	32.34	10/5/2021	1/8/2015				27,152	2,197,954
	10/3/2012	121,610	0	57.47	10/3/2022	1/8/2015		16,609	1,344,499
	10/2/2013	67,820	33,910	64.78	10/2/2023	1/8/2015	[6]			58,130	4,705,624
	10/1/2014	27,557	55,113	76.85	10/1/2024
	9/30/2015	0	140,630	71.88	9/30/2025

J.L. Muehlbauer	3/11/2013	16,632	8,315	62.95	3/11/2023	3/11/2013		3,743	302,996	4,765	385,727
	3/11/2013	37,055	37,055	62.95	3/11/2023	1/9/2014		5,114	413,978	1,233	99,811
	10/2/2013	20,927	10,463	64.78	10/2/2023	1/8/2015				8,322	673,666
	10/1/2014	6,950	13,900	76.85	10/1/2024	1/8/2015		4,188	339,019
	9/30/2015	0	35,910	71.88	9/30/2015	1/8/2015	[6]			14,660	1,186,727

R. Engh	10/18/2006	24,000	0	26.87	10/18/2016	1/10/2013		3,552	287,534	3,552	287,534
	10/17/2007	51,500	0	25.48	10/17/2017	1/10/2013		2,842	230,060
	10/21/2009	61,000	0	26.37	10/21/2019	1/9/2014		2,550	206,423	948	76,741
	10/13/2010	23,500	0	31.57	10/13/2020	1/8/2015				4,148	335,781
	10/5/2011	14,500	0	32.34	10/5/2021	1/8/2015		2,088	169,024
	10/3/2012	21,780	0	57.47	10/3/2022	1/8/2015	[6]			7,310	591,745
	10/2/2013	10,434	5,216	64.78	10/2/2023
	10/1/2014	3,467	6,933	76.85	10/1/2024
	9/30/2015	0	18,550	71.88	9/30/2025

H.C. Heckes	10/21/2009	50,000	0	26.37	10/21/2019	1/10/2013		3,439	278,387	3,439	278,387
	10/13/2010	31,500	0	31.57	10/13/2020	1/10/2013		3,144	254,507
	10/5/2011	42,000	0	32.34	10/5/2021	1/9/2014		3,174	256,935	1,349	109,202
	10/3/2012	24,100	0	57.47	10/3/2022	1/8/2015				5,121	414,545
	10/2/2013	12,987	6,493	64.78	10/2/2023	1/8/2015		2,889	233,865
	10/1/2014	4,794	9,586	76.85	10/1/2024	1/8/2015	[6]			10,110	818,405
	9/30/15	0	26,330	71.88	9/30/2025

L.H. Ireland	12/1/14	0	11,503	81.72	12/1/2024	12/1/2014				5,930	480,034
	9/30/15	0	19,150	71.88	9/30/2025	1/8/2015		2,311	187,075
						1/8/2015	[6]			8,088	654,724

(1)	Option Vesting – grants vest in equal annual installments over three years, starting one year from date of grant, with the exception of Mr. Muehlbauer’s grant dated 3/11/13 for 74,113 shares which vests in equal installments over four years.

(2)	For certain grant dates, awards are shown in both the “Number of Shares or Units of Stock” column and the “Equity Incentive Plan Awards” column. In these instances, on that date the individual received both an award of an RSU and a grant of restricted stock with the amount based on performance in the prior fiscal year, as indicated in the respective columns.

(3)	RSUs – grants of RSUs feature cliff vesting for three years (grant dated 1/05/12 and first listed grant dated 1/10/13) or four years (second listed grant dated 1/10/13 and grant dated 1/09/14) from the date of grant, with the exception of Mr. Hendrickson’s RSU award granted on 6/01/11, which will vest on 9/13/16 and will be paid out in cash upon retirement, including dividend equivalents of 7,608 additional RSUs.

(4)	The market value of stock and stock units reported is based on the closing price of the Corporation’s stock on the NYSE at fiscal year-end of $80.95.

(5)	Restricted Stock Grants– grants of restricted stock awards feature cliff vesting for three years from the date of grant, with the exception of Mr. Muehlbauer’s restricted stock grant dated 3/11/13 vests in equal annual installments of four years.

(6)	PSUs vest based on achieving performance targets for earnings per share growth over the three-year performance period. Unless forfeited, the PSUs will be paid out in the form of stock at the end of the three-year performance period to the extent we meet the performance targets. If the performance targets are achieved, the amount paid for the awards may range from 50% to 250% of the original grant. For a more detailed description of the terms of the PSUs granted to our Named Executives in fiscal 2015, see “Compensation Program Elements Awarded in Fiscal 2015 – Performance-Based Restricted Stock Units (PSUs) for Fiscal 2015-2017” starting on page 19. The PSUs are shown at their maximum value, as performance for the first year of the awards exceeded target level.

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The following table presents information regarding the number of shares acquired and the value realized on the exercise of stock options in fiscal 2015 and the number of shares acquired and the value realized on vesting of restricted stock in fiscal 2015 for our Named Executives.

2015 Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)[1]	(#)[2]	($)[2]
G.E. Hendrickson	—	$—	93,673	$7,821,886
J. L. Muehlbauer	—	—	2,383	203,973
R. Engh	—	—	4,971	424,822
H.C. Heckes	18,000	1,143,147	3,895	332,867
L.H. Ireland	—	—	—	—

(1)	The value realized on the exercise of options is based on the difference between the exercise price and the closing price of the Corporation’s common stock on the NYSE on the date of exercise.

(2)	The amount of shares reported is restricted stock granted to Messrs. Hendrickson, Engh and Heckes on January 5, 2012 that vested on January 5, 2015. Mr. Hendrickson had an additional restricted stock grant dated December 9, 2009 that vested on December 9, 2014. The amount of restricted stock reported for Mr. Muehlbauer represents the vesting on March 11, 2015 of 25% of his March 11, 2013 grant of restricted stock. The value realized on the vesting of stock awards is based on the closing price of the Corporation’s common stock on the NYSE on the vesting date.

The following table presents information concerning the participation in our Nonqualified Plan by our Named Executives.

2015 Nonqualified Deferred Compensation

	Executive	Aggregate	Aggregate
	Contributions	Earnings in	Balance at
	in Last FY	Last FY	Last FYE
Name	($)[1]	($)[2]	($)[3]
G.E. Hendrickson	$1,722,116	$49,910	$2,431,562
J.L. Muehlbauer	—	—	—
R. Engh	—	—	—
H.C. Heckes	441,606	12,605	605,150
L.H. Ireland	—	—	—

(1)	Salary and annual cash and discretionary bonus amounts deferred into the Corporation’s Nonqualified Plan for the fiscal year ended October 30, 2015. Designated key employees, including our Named Executives, may defer up to 50% of their base salary, 100% of their annual incentive bonus and any payments for which they are entitled due to limitations on employer contributions to the Corporation’s retirement savings plan. The amounts shown are included in the “Salary”, “Bonus” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table on page 23.

(2)	The losses listed represent, as determined by the third party administrator of the Nonqualified Plan of the Corporation, the change in the value of the investment choices selected by the participant.

(3)	Aggregate Balance at fiscal year end does not include $1,517,308 and $441,606 of deferred annual cash and discretionary bonuses for Mr. Hendrickson and Mr. Heckes, respectively, in fiscal 2015, as those amounts were deferred in December 2015 after the fiscal year end upon final Compensation Committee approval of the bonuses. Includes $2,229,232 previously reported in last year’s Summary Compensation Table as “Non-equity Incentive Plan Compensation” in fiscal 2014 for Mr. Hendrickson. Mr. Heckes was not a named executive officer for fiscal 2014.

Potential Payments Upon Termination or Change in Control

Termination Other Than Upon Change in Control

Upon a termination of employment (other than upon a change in control), the executive officers are entitled to payments and other benefits under a variety of the Corporation’s plans and programs. We believe these agreements help the company hire and retain qualified executives. Benefits and payments are maintained if termination is involuntary or due to retirement, death or disability, but benefits and payments are limited or forfeited if termination is voluntary or for cause.

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Definition of Retirement

As previously mentioned under “Retirement” in the CD&A, in September 2014, the Board amended the 2009 Plan to modify the definition of retirement, and this amendment was carried forward in the 2015 Plan. Accordingly, for awards granted under the 2009 Plan after fiscal 2014 and under the 2015 Plan, retirement means termination of employment for any reason other than for cause after the participant has attained the age of 55 years (or a different age specified for a participant for any incentive) if the participant has executed and delivered a three-year non-compete agreement and release of claims, has completed three years of continuous prior employment with the Corporation or a subsidiary and has delivered a required prior written notice that the participant is considering retirement, in accordance with any policies for such notices that the Compensation Committee may develop from time to time, at least one year prior to the date of termination.

For awards through fiscal 2014 under the 2009 Plan, retirement means termination of employment for any reason other than for cause after the participant has attained the age of 55 years (or a different age specified for a participant for any incentive) if the participant has executed and delivered a three-year non-compete agreement. For awards granted to our Named Executives prior to the adoption of the 2009 Plan, retirement means termination of employment for any reason other than for cause after the participant has attained the age of 60, or age 55 with an executed non-compete agreement.

Stock Options

1991 Plan:

•	Retirement after age 55 with an executed three-year non-compete agreement — options vest immediately and are exercisable for the remainder of their term (subject to a three-year limitation for options granted before October 2007).

•	Retirement after age 60 — options vest immediately and are exercisable for the remainder of their term (subject to a three-year limitation for options granted before October 2007).

•	Death and disability — options vest immediately with one year to exercise, not to exceed original option term.

•	Termination — only the portion vested is exercisable within 30 days of termination, not to exceed original option term.

•	Termination for cause — forfeit of all outstanding grants (to the extent not previously exercised).

2009 Plan through fiscal 2014:

•	Retirement after age 55 with an executed three-year non-compete agreement — options vest immediately and are exercisable for the remainder of their term.

•	Death and disability — options vest immediately with one year to exercise, not to exceed original option term.

•	Termination — only the portion vested is exercisable within 30 days of termination, not to exceed original option term.

•	Termination for cause — forfeit of all outstanding grants (to the extent not previously exercised).

2009 Plan after fiscal 2014 and the 2015 Plan:

•	Same as 2009 Omnibus Equity Plan through fiscal 2014, except for retirement. The options vest on the date of retirement (under the new definition described under “Definition of Retirement” above) provided that the total amount vested will be proportionately reduced to the extent retirement occurs before the end of the first full fiscal year for which the options are awarded. Options are fully exercisable for the remainder of the option term, provided the participant does not violate his or her non-compete agreement.

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Restricted Stock

2009 Plan (effective with fiscal year 2010), through fiscal 2014:

•	Retirement after age 55 with an executed three-year non-compete agreement — outstanding restricted stock grants vest immediately.

•	Death and Disability — outstanding restricted stock grants vest immediately.

•	Termination — forfeit of all outstanding restricted stock grants (except as described in footnote (2) to the table below).

•	Termination for cause — forfeit of all outstanding restricted stock grants.

There was no restricted stock granted to our Named Executives in fiscal 2015.

Restricted Stock Units – Stock-Settled Performance-Based (PSUs)

2009 Plan after fiscal 2014 and the 2015 Plan:

•	PSUs vest on the date of retirement (under the new definition described under “Definition of Retirement,” on page 28) provided that the amount of the payout will be determined following the end of the three-year performance period and will be based on the level of achievement of the performance goals, proportionately reduced to the extent retirement occurs before the end of the first full fiscal year of the performance period for the PSUs. Subject to forfeiture if the participant violates his or her three-year non-compete agreement before payout.

•	Death and Disability — outstanding PSUs vest immediately. Payout determined using the actual performance level achieved for any fiscal years completed prior to termination and assuming the target performance level for any subsequent fiscal year(s).

•	Termination — forfeit of all outstanding PSU grants.

•	Termination for cause — forfeit of all outstanding PSU grants.

Restricted Stock Units – Time-Vested (RSUs)

2009 Plan through fiscal 2014 (cash-settled):

•	Retirement after age 55 with an executed three-year non-compete agreement — outstanding restricted stock unit grants vest immediately.

•	Death and Disability — outstanding restricted stock unit grants vest immediately.

•	Termination — forfeit of all outstanding restricted stock unit grants (except as described in footnote (2) to the table below).

•	Termination for cause — forfeit of all outstanding restricted stock unit grants.

2009 Plan after fiscal 2014 and 2015 Plan (stock-settled):

•	Same as 2009 Omnibus Equity Plan through fiscal 2014, except for retirement. The RSUs vest on the date of retirement (under the new definition described under “Definition of Retirement,” on page 28) provided that the total amount vested will be proportionately reduced to the extent retirement occurs before the end of the first full fiscal year for which the RSUs are awarded. Subject to forfeiture if the participant violates his or her three-year non-compete agreement before the award would normally have vested (third anniversary of the award date).

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Officer Retiree Medical Program

•	Retirement after age 55 — the officer is entitled to receive retiree medical if he or she has served three consecutive years as an officer and is not in competition with the Corporation at any time after termination of employment.

•	Included dependents — the spouse and any eligible dependents of the retiree who, immediately prior to the retiree’s termination of employment, are covered under the retiree medical plan are eligible for coverage.

•	Coverage — the eligible persons are covered from the date of termination, at the same coverage available to an active employee for the retiree’s and spouse’s life. Eligible dependents are covered until the dependent ceases to be eligible under the plan. The coverage becomes secondary to Medicare coverage.

•	Premiums — the company charges the retiree (or his or her spouse) for the full cost of the coverage premiums, but the company reimburses the retiree for that portion of the coverage premiums that the company would have paid if the retiree were an active employee, and also provides a gross-up payment for taxes that relate to the medical benefit.

Severance Policy for Officers

The Compensation Committee has approved a severance policy for officers, providing generally for certain severance benefits in the event of termination without cause, but only if the officer signs a three-year non-compete agreement:

•	One year’s base salary

•	Immediate vesting of all stock options

•	Retiree medical benefits if the officer has reached age 55

Hypothetical Termination Payments

The following tables provides information on the potential payments that would have been payable to each of the Named Executives under existing contracts, agreements, plans or arrangements, for various scenarios involving termination of employment (other than a change in control) if the triggering events for the payments had each occurred on October 30, 2015. The tables use the closing price of our common stock of $80.95 as of October 30, 2015. These benefits are in addition to benefits available prior to the occurrence of any termination of employment to all salaried employees, such as distributions under The Valspar Savings and Retirement Plan and equity awards that are currently vested.

G.E. Hendrickson	Voluntary Termination	Retirement at Age 60 or 55 w/non-compete[1]	Involuntary not for Cause Termination[2]	Involuntary for Cause Termination	Death	Disability
Cash Severance	$0	$0	$1,030,000	$0	$0	$0
Cash Bonus	1,896,635	1,896,635	1,896,635	0	1,896,635	1,896,635
Unvested Stock Options	0	774,288	2,049,802	0	2,049,802	2,049,802
Unvested Restricted Stock	0	3,808,212	0	0	3,808,212	3,808,212
Cash-settled RSU	0	3,819,302	9,048,591	0	12,867,893	12,867,893
Stock-settled RSU[3]	0	3,226,748	0	0	3,226,748	3,226,748
Retiree Medical	0	381,000	381,000	0	300,000	300,000
Perquisites	0	0	0	0	0	0
TOTALS	$1,896,635	$13,906,185	$14,406,028	$0	$24,149,290	$24,149,290

J.L. Muehlbauer	Voluntary Termination	Retirement at Age 60 or 55 w/non-compete[1]	Involuntary not for Cause Termination[2]	Involuntary for Cause Termination	Death	Disability
Cash Severance	$0	$0	$630,300	$0	$0	$0
Cash Bonus	700,573	0	700,573	0	700,573	700,573
Unvested Stock Options	0	0	1,368,540	0	1,368,540	1,368,540
Unvested Restricted Stock	0	0	192,904	0	1,159,204	1,159,204
Cash-settled RSU	0	0	0	0	716,974	716,974
Stock-settled RSU[3]	0	0	0	0	813,709	813,709
Retiree Medical	0	0	0	0	0	0
Perquisites	0	0	0	0	0	0
TOTALS	$700,753	$0	$2,892,317	$0	$4,759,000	$4,759,000

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R. Engh	Voluntary Termination	Retirement at Age 60 or 55 w/non-compete[1]	Involuntary not for Cause Termination[2]	Involuntary for Cause Termination	Death	Disability
Cash Severance	$0	$0	$487,400	$0	$0	$0
Cash Bonus	502,595	502,595	502,595	0	502,595	502,595
Unvested Stock Options	0	112,768	281,017	0	281,017	281,017
Unvested Restricted Stock	0	700,056	0	0	700,056	700,056
Cash-settled RSU	0	724,017	0	0	724,017	724,017
Stock-settled RSU[3]	0	405,721	0	0	405,721	405,721
Retiree Medical	0	287,000	287,000	0	211,000	211,000
Perquisites	0	0	0	0	0	0
TOTALS	$502,595	$2,732,157	$1,558,012	$0	$2,824,406	$2,824,406

H.C. Heckes	Voluntary Termination	Retirement at Age 60 or 55 w/non-compete[1]	Involuntary not for Cause Termination[2]	Involuntary for Cause Termination	Death	Disability
Cash Severance	$0	$0	$567,600	$0	$0	$0
Cash Bonus	630,865	0	630,865	0	630,865	630,865
Unvested Stock Options	0	0	383,108	0	383,108	383,108
Unvested Restricted Stock	0	0	0	0	802,134	802,134
Cash-settled RSU	0	0	0	0	789,829	789,829
Stock-settled RSU[3]	0	0	0	0	561,226	561,226
Retiree Medical	0	0	0	0	0	0
Perquisites	0	0	0	0	0	0
TOTALS	$630,865	$0	$1,581,573	$0	$3,167,162	$3,167,162

L.H. Ireland	Voluntary Termination	Retirement at Age 60 or 55 w/non-compete[1]	Involuntary not for Cause Termination[2]	Involuntary for Cause Termination	Death	Disability
Cash Severance	$0	$0	$510,000	$0	$0	$0
Cash Bonus	501,923	0	501,923	0	501,923	501,923
Unvested Stock Options	0	0	173,691	0	173,691	173,691
Unvested Restricted Stock	0	0	0	0	480,034	480,034
Cash-settled RSU	0	0	0	0	0	0
Stock-settled RSU[3]	0	0	0	0	448,949	448,949
Retiree Medical	0	0	0	0	0	0
Perquisites	0	0	0	0	0	0
TOTALS	$501,923	$0	$1,185,614	$0	$1,604,597	$1,604,597

(1)	Messrs. Muehlbauer, Heckes and Ireland have not reached Retirement age as defined under the 1991 Plan, 2009 Plan and 2015 Plan, so no payments are included under the Retirement column for those individuals. Unvested Stock Options for Messrs. Hendrickson and Engh include all unvested stock options except for those unvested stock options from the option grant on September 30, 2015 as the hypothetical retirement occurs before the start of the first full fiscal year for which the options are awarded, which means the amount vested would be proportionately reduced to zero pursuant to the 2015 Plan.

(2)	Includes amounts payable under the Severance Policy for Officers. In addition, Mr. Hendrickson was granted a cash-settled RSU and Mr. Muehlbauer was granted restricted stock that included accelerated vesting upon Involuntary Not for Cause Termination.

(3)	Includes PSU awards and assumes vesting for performance at “Target” level.

Termination of Employment and Change in Control Arrangements

The Corporation has entered into agreements with our Named Executives providing for the continued employment of such executives for a period of up to two years following a qualifying change in control of the Corporation. During such two-year period, executives would continue to be employed and compensated commensurate with their positions and compensation prior to the change in control. The change in control agreements each have a two-year term, subject to an annual evergreen extension for an additional two years. The Corporation is permitted to terminate the agreement by providing the executive with written notice of termination at least 60 days prior to the next annual renewal date. The employment and severance compensation provisions of the agreement do not, however, take effect until a Change in Control (as defined below) has occurred during the term of the agreement.

Under the change in control agreements, an executive becomes entitled to a lump sum payment and the continuation of certain benefits upon any termination of the executive’s employment with the Corporation (or an applicable subsidiary), after a change in control, for any reason other than: (a) by the executive without good reason; (b) by the Corporation as a result of the disability of the executive or for cause; or (c) as a result of the death of the executive. Severance payments required under each agreement include a lump sum amount equal to three times our Named Executive’s annual base salary and target annual bonus for our Named Executives hired prior to 2008 (Messrs. Hendrickson and Engh), and two times for those hired in 2008 or later (Messrs. Ireland, Heckes and Muehlbauer), plus three years of continuing benefits, if such employment is terminated by the Corporation without cause or by the executive for good reason during the two-year employment term (“double

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trigger”). For this purpose, the “annual base salary” is defined as 12 times the highest monthly base salary paid (or payable) to the executive in the one-year period preceding the month in which a Change in Control Period (as defined below) begins; and the “target annual bonus” is defined as the targeted annual cash incentive bonus for the fiscal year during which a Change in Control Period begins. The Corporation will also be obligated to provide the executive (and his or her family) with health care and life insurance benefits at least equal to, and at the same after-tax cost, as those which would have been provided absent a termination (subject to alteration in the event that such benefits are later increased to peer executives at the Corporation).

Under the change in control agreements, the Corporation will at its sole expense provide a terminated executive with outplacement services substantially similar to those available to the executive immediately prior to the change in control. In addition, the Corporation will pay all legal fees and expenses that an executive reasonably incurs as a result of any contest (regardless of the outcome thereof) respecting the validity or enforceability of, or liability under, any provision of the executive’s change in control agreement or any guarantee of performance thereof (including as a result of any contest by the executive about the amount of any payment pursuant to the change in control agreement), plus interest. Finally, the Corporation will also pay any excise taxes that the executive may incur as a result of such payments, and any income and excise taxes on such excise tax payments. The Compensation Committee has decided that change in control agreements for any officer first elected in fiscal 2013 or later shall not include reimbursement for any excise taxes that may be payable by an executive with respect to change in control payments.

Definitions

“Change in Control” means any of the following:

•	any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”) (a “Person”) becoming the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more (or 30% or more for purposes of the 2015 Plan) of either (A) the then-outstanding shares of common stock of the Corporation or (B) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors provided, however, that (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation and (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliated company do not constitute a Change in Control;

•	individuals who, as of the date of the agreement, constitute the Board of Directors (the “Incumbent Board”), together with any individuals becoming a director after the date of the agreement whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, ceasing for any reason to constitute at least a majority of the Board of Directors;

•	subject to certain limited exceptions, any consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Corporation or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its subsidiaries (each, a “Business Combination”); or

•	approval by our stockholders of a complete liquidation or dissolution of the Corporation.

“Change in Control Period” means the period commencing on the date of the agreement and ending on the second anniversary of that date; provided, however, that, commencing on each anniversary date of a change in control agreement (such date, the “Renewal Date”), unless previously terminated, the Change in Control Period shall be automatically extended so as to terminate two years from such Renewal Date, unless, at least 60 days prior to the Renewal Date, the Corporation shall give notice to the executive that the Change in Control Period shall not be so extended.

“Good Reason” means:

•	the assignment to the executive of any duties inconsistent in any respect with the executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by the agreement, or any action by the Corporation that results in a diminution in such position, authority, duties or responsibilities (whether or not occurring solely as a result of the Corporation’s ceasing to be a publicly traded entity), excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Corporation promptly after receipt of notice thereof given by the executive;

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•	any failure by the Corporation to comply with any of the compensation-related provisions of the change in control agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and that is remedied by the Corporation promptly after receipt of notice thereof given by the executive;

•	requiring the executive to be based at (i) any office or location other than as determined under the change in control agreement and that increases the distance or duration of the executive’s commute, (ii) a location other than the principal executive offices of the Corporation if the executive was employed at such location immediately prior to any change in control or (iii) any location that increases the distance or duration of the executive’s commute;

•	any purported termination by the Corporation of the executive’s employment otherwise than as expressly permitted by the change in control agreement; or

•	any other action or inaction that constitutes a material breach by the Corporation of the change in control agreement.

For the above purposes, any good faith determination of Good Reason made by the executive shall be conclusive. The executive’s mental or physical incapacity following the occurrence of an event constituting Good Reason shall not affect the executive’s ability to terminate employment for Good Reason, and the executive’s death following delivery of a notice of termination for Good Reason shall not affect the entitlement of the executive’s estate to severance payments benefits provided hereunder upon a termination of employment for Good Reason.

“Cause” means (1) the willful and continued failure of an executive to perform substantially the executive’s duties (other than any failure resulting from incapacity due to physical or mental illness or following the executive’s delivery of a notice of termination for Good Reason), after a written demand for substantial performance is delivered to the executive by the Board of Directors that specifically identifies the manner in which the Board believes that the executive has not substantially performed the executive’s duties, or (2) the willful engaging by the executive in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Corporation. For these purposes, no act, or failure to act, on the part of an executive is considered “willful” unless it is done, or omitted to be done, by the executive in bad faith or without reasonable belief that the executive’s action or omission was in the best interests of the Corporation. In this regard, any act, or failure to act, based upon (A) authority given pursuant to a resolution duly adopted by the Board of Directors (or the board of directors of an applicable subsidiary), or (B) the advice of counsel for the Corporation shall be conclusively presumed to be done, or omitted to be done, by the executive in good faith and in the best interests of the Corporation.

In addition to the change in control agreements, the Corporation’s equity and non-equity compensation plans also contain provisions regarding changes in control. Under the equity plans, including the 2009 Plan and the 2015 Plan, and under individual award agreements, any unvested stock options, restricted stock and RSUs vest immediately upon a change in control of the Corporation and stock options are exercisable for the remainder of their term. For PSUs commencing with awards for fiscal 2015, the amount of the payout will be determined using the actual performance level achieved for any fiscal years completed prior to the change in control and assuming the target performance level for any subsequent fiscal year(s).

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Potential Payments Upon Change in Control

The following table provides information on the potential payments that would have been payable to each of our Named Executives under existing contracts, agreements, plans or arrangements, for a change in control if the change in control and any other triggering event for the payments had each occurred on October 30, 2015.

Name	Cash Severance[1]	Stock Options[2]	Restricted Stock[3]	Cash-Settled Resttricted Stock Units[3]	Stock-Settled Restricted Stock Units[3]	Continued Benefits[4]	Gross Up Payment[5]	TOTAL
G.E. Hendrickson	$6,840,000	$2,049,802	$3,808,212	$12,867,893	$3,226,748	$61,000	$0	$28,853,655
J.L. Muehlbauer	2,187,600	1,368,540	1,159,204	716,974	813,709	63,000	0	6,309,027
R. Engh	2,445,920	281,017	700,056	724,017	405,721	55,000	0	4,611,731
H.C. Heckes	1,969,950	383,108	802,134	789,829	561,226	56,000	0	4,562,247
L.H. Ireland	1,770,000	173,691	480,034	0	448,949	58,000	0	2,930,674

(1)	Cash severance includes three times the base salary and target bonus amounts in effect as of October 30, 2015 for Messrs. Hendrickson and Engh and two times such amounts for Messrs. Muehlbauer, Heckes and Ireland.

(2)	Represents acceleration of unvested stock options with the value being the difference between the aggregate market price at fiscal year-end of $80.95 and the aggregate exercise price.

(3)	Represents the aggregate fair market value of the restricted stock, RSUs and PSUs, as applicable, for which vesting would be accelerated as of the date of the change in control.

(4)	Represents 36 months of coverage to the executive, at active employee rates, for health insurance, life insurance, dental insurance and disability insurance benefits, less the value of benefits broadly available to non-executives upon a change in control.

(5)	No excise taxes or taxes thereon would be reimbursed to the Named Executives as a result of any change in control payments under Section 280G of the Internal Revenue Code.

Director Compensation

Fees Payable in Cash or Stock. In fiscal 2015, non-employee directors received an annual cash retainer of $95,000, except that Mr. Bode, the Chair of the Audit Committee, received an annual cash retainer of $115,000, Mr. Friendly, the Chair of the Compensation Committee received an annual cash retainer of $110,000 and the Lead Director, Mr. Curler, received an annual cash retainer of $130,000. Mr. Lumley received a pro-rata portion of the retainer, $55,417, as he joined the Board of Directors in June 2015. At a director’s option, the annual retainer may be paid in cash or by the Corporation purchasing shares of its common stock in the open market quarterly on behalf of the director – See footnote 1 to the 2015 Director Compensation table below for those directors who elected to receive all or a portion of their cash retainer in stock. Any costs of such purchases are paid by the Corporation. No meeting fees are paid to directors.

Non-employee directors appointed to any subcommittee of the standing committees of the Board of Directors receive an additional cash retainer of $5,000. No subcommittee retainers were paid in fiscal 2015.

Annual Stock Award. Each non-employee director is granted a stock award every year under the 2015 Plan. For grants in respect of service in fiscal year 2015, each non-employee director serving as a member of the Board of Directors on the date of the September Board meeting was granted on the date of such meeting a stock award with a value equal to $115,000. Mr. Lumley received a stock award with a pro-rata value equal to $47,917. Annual stock awards for a director who retires from the Board during the year will be prorated to reflect the partial year, and awarded at the same time as other director awards. The non-employee directors were each granted 1,600 shares on September 30, 2015, except for Mr. Lumley, who was granted 667 shares.

New Director Restricted Stock Award. New non-employee directors of the Corporation receive a stock award, intended to attract new directors of high caliber and qualifications and recognize their immediate contributions to the Corporation. The stock award is equal to his or her current annual retainer. The stock award is restricted for five years, and the director must be serving as a member of the Board on the date the restrictions lapse to receive the award. Mr. Lumley received a restricted stock award of 1,252 shares upon joining the board on June 10, 2015.

Deferral of Cash Retainer. Beginning in fiscal 2015, Directors may elect to defer up to 100% of the cash portion of their annual retainer into the Nonqualified Plan. Distributions are made upon death or on or after certain payment events elected by the participant, including specified dates, separation from the Board or a change in control. Distributions from the Nonqualified Plan are governed by the Internal Revenue Code and the Nonqualified Plan.

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Stock Ownership Guidelines and Restrictions on Hedging and Pledging. To align the interests of our directors with the interests of stockholders, we have established stock ownership guidelines equal to five times the annual cash retainer paid to directors. Directors are expected to reach the ownership level specified in the guidelines within five years after becoming a director. All of our directors are in compliance with these guidelines, and the directors who have served less than five years are on track to reach the specified ownership level within the five-year period. In addition, directors may not hedge their shares of the Corporation’s stock and must obtain approval from the Corporation’s CEO and General Counsel before pledging any of their shares of the Corporation’s stock. Approval for any pledge is discretionary and subject to various criteria and limits, including that the sum of all pledged stock by officers and directors does not exceed two times the average daily trading volume of the Corporation’s stock. No director has pledged stock during 2015. The Hedging and Pledging Policy is available on the “Investors – Corporate Governance” section of our website at www.valspar.com, as Exhibit 12 to the Principles of Corporate Governance.

Reimbursement of Out-of-Pocket Expense. Directors are entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with travel to and from meetings of the Board of Directors or its committees and for related activities, including director education courses.

2015 Director Compensation

The table below summarizes the compensation paid to non-employee directors during 2015.

Name	Fees Earned or Paid in Cash or Stock ($)[1]	Stock Awards ($)[2,3]	Total $
J.J. Allen	$ 95,000	$115,008	$210,008
J.M. Ballbach	95,000	115,008	210,008
J.S. Bode	115,000	115,008	230,008
W.M. Cook	95,000	115,008	210,008
J.H. Curler	130,000	115,008	245,008
S.D. Fleming	95,000	115,008	210,008
I.R. Friendly	110,000	115,008	225,008
J.S. Haugarth	95,000	115,008	210,008
M.C. Jemison	95,000	115,008	210,008
D.R. Lumley	55,417	47,917	103,334

(1)	The following directors elected to receive all or a portion of their annual retainer in the Corporation’s common stock in fiscal 2015, resulting in the purchase of the following number of shares for each such director: Mr. Cook, 1,174 shares; Mr. Curler, 1,606 shares; and Mr. Friendly, 679 shares. Ms. Haugarth deferred 75% of her fiscal 2015 annual retainer into the Nonqualified Plan and her earnings on that deferred amount were $(602) in 2015.

(2)	Valuation of awards based on the grant date fair value of those awards computed in accordance with ASC Topic 718 for the fiscal years indicated.

(3)	Each of our non-employee directors has the following aggregate number of stock awards outstanding as of October 30, 2015: Allen, 2,266 shares; Ballbach, 1,436 shares; Bode, 0 shares; Cook, 0 shares; Curler, 0 shares; Fleming, 1,506 shares; Friendly, 0 shares; Haugarth, 0 shares; Jemison, 0 shares; and Lumley, 1,252 shares. Each of our non-employee directors has the following aggregate number of shares underlying unexercised options as of October 30, 2015: Allen, 0 shares; Ballbach, 0 shares; Bode, 43,200 shares; Cook, 0 shares; Curler, 44,600 shares; Fleming, 0 shares; Friendly, 17,750 shares; Haugarth, 12,600 shares; Jemison, 0 shares; and Lumley, 0 shares.

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OUTSTANDING SHARES AND VOTING RIGHTS

Stockholders of record on December 28, 2015 will be entitled to receive notice of and vote at the meeting. As of the record date, there were outstanding and entitled to be voted at the meeting 79,005,241 shares of common stock, each share being entitled to one vote.

Share Ownership of Certain Beneficial Owners

The following information concerning ownership of common stock of the Corporation is furnished as of the record date, unless otherwise indicated, with respect to all persons known by the Corporation to be the owner, of record or beneficially, of more than five percent of the outstanding common stock of the Corporation. Unless otherwise indicated, the stockholders listed in the table below have sole voting and investment power with respect to the shares indicated.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
Iridian Asset Management LLC[1]	5,243,666	6.4%
276 Post Road West
Westport, CT 06880

The Vanguard Group[2]	5,236,498	6.39%
100 Vanguard Blvd.
Malvern, PA 19355

C. Angus Wurtele[3]	4,893,900	6.2%
4900 IDS Center
80 South 8th Street
Minneapolis, MN 55402

BlackRock, Inc.[4]	4,880,005	6.0%
40 East 52nd Street
Malvern, PA 19355

(1)	Based on information contained in a Schedule 13G filed with the SEC on January 29, 2015, reflecting the shareholder’s beneficial ownership as of December 31, 2014. Iridian Asset Management LLC. Iridian Asset Management LLC (“Iridian”), David L. Cohen (“Cohen”) and Harold J. Levy (“Levy”) report shared voting and dispositive power over 5,212,113 shares. Iridian has direct beneficial ownership of the shares in the accounts for which it serves as the investment adviser under its investment management agreements. Messrs. Cohen and Levy may be deemed to possess beneficial ownership of the shares beneficially owned by Iridian by virtue of their indirect controlling ownership of Iridian, and having the power to vote and direct the disposition of shares as joint Chief Investment Officers of Iridian. Messrs. Cohen and Levy disclaim beneficial ownership of such shares. Mr. Levy has direct beneficial ownership of the 31,553 shares owned by him.

(2)	Based on information contained in a Schedule 13G filed with the SEC on February 11, 2015, reflecting the shareholder’s beneficial ownership as of December 31, 2014. The Vanguard Group reports sole voting power over 53,056 shares; sole dispositive power over 5,190,142 shares; and shared dispositive power over 46,356 shares.

(3)	Based on information contained in a Schedule 13G filed with the SEC on January 11, 2016, reflecting the shareholder’s beneficial ownership as of December 31, 2015. Mr. Wurtele reports sole voting and dispositive power over 2,427,750 shares, and shared voting and dispositive power over 2,466,150 shares owned by his spouse of which he disclaims beneficial ownership.

(4)	Based on information contained in a Schedule 13G filed with the SEC on January 30, 2015, reflecting the shareholder’s beneficial ownership as of December 31, 2014. BlackRock, Inc. reports sole voting power over 4,642,581 shares; sole dispositive power over 4,880,005 shares.

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Share Ownership of Management

The following table lists, as of December 28, 2015, the beneficial ownership of common stock for all directors, each of our Named Executives and all directors and executive officers as a group. Except as otherwise indicated, no director or executive officer individually owns as much as 1% of the total outstanding shares of common stock.

Name	Shares[1]		Name	Shares[1]
Jack J. Allen	10,005		Ian R. Friendly	38,642	[2,6]
John M. Ballbach	12,648	[4]	Janel S. Haugarth	36,035	[2]
John S. Bode	61,606	[2]	Howard C. Heckes	214,575	[3]
William M. Cook	20,557		Gary E. Hendrickson	1,045,003	[3,7]
Jeffrey H. Curler	133,387	[2]	Les H. Ireland	9,765	[3]
Rolf Engh	765,892	[3,5]	Mae C. Jemison	16,585
Shane D. Fleming	5,075		David R. Lumley	1,919
James L. Muehlbauer	100,798	[3]
All directors and executive officers as a group				2,472,492	[2,3,4,5,6,7,8]

(1)	Except as otherwise indicated, each person possesses sole voting and investment power with respect to shares shown as beneficially owned.

(2)	Includes shares which may be acquired within 60 days by exercise of outstanding options under the Corporation’s Stock Option Plan for Non-Employee Directors, as follows: Mr. Bode, 43,200 shares; Mr. Curler, 44,600 shares; Mr. Friendly, 17,750 shares; and Ms. Haugarth, 12,600 shares.

(3)	Includes shares indirectly owned as of October 30, 2015 through The Valspar Savings and Retirement Plan, and over which each participant has sole voting power, as follows: Mr. Hendrickson, 12,035 shares; Mr. Muehlbauer, 145 shares; Mr. Engh, 55,478 shares; Mr. Heckes, 2,087 shares; Mr. Ireland, 0 shares; and executive officers as a group, 69,745 shares. Also includes the following numbers of shares which may be acquired within 60 days by exercise of outstanding options under the Corporation’s stock option plans, as follows: Mr. Hendrickson, 818,987 shares; Mr. Muehlbauer, 81,567 shares; Mr. Engh, 210,181 shares; Mr. Heckes, 165,381 shares; Mr. Ireland, 3,835 shares; and executive officers as a group, 1,279,951 shares.

(4)	Includes 50 shares held by Mr. Ballbach’s daughters and 25 shares for which Mr. Ballbach is custodian for a minor child.

(5)	Includes shares which are pledged as security, as follows: Mr. Engh, 316,264 shares.

(6)	Includes 14,378 shares held in a trust.

(7)	Includes 85,224 shares held in trusts.

(8)	Percentages of the outstanding shares of common stock beneficially owned by all directors and executive officers as a group, 3.1%. Mr. Hendrickson beneficially owns 1.3% of the outstanding shares of the common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), requires the Corporation’s directors, executive officers and beneficial owners of more than 10% of the common stock of the Corporation to file with the SEC certain reports regarding their ownership of common stock or any changes in such ownership. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such reports received by it, and/or written representations from certain reporting persons that no Form 5’s were required for such persons, the Corporation believes that, during the year ended October 30, 2015, the reporting persons have complied with all filing requirements of Section 16(a) of the 1934 Act, except for the Form 3s filed on behalf of Messrs. Heckes and Ireland on March 19, 2015, which were filed late due to an administrative oversight.

37

PROPOSAL 2

Advisory Vote to Approve Executive Compensation (“Say-on-Pay” vote)

Background

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law on July 21, 2010. The Dodd-Frank Act requires U.S. public corporations to hold an advisory (non-binding) vote on executive compensation. The Board of Directors is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public.

The Corporation has designed its executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and to increase long-term stockholder value. We believe that our compensation policies and practices are centered on a pay-for-performance philosophy and are aligned with the long-term interests of our stockholders. See “Executive and Director Compensation – Compensation Discussion and Analysis,” beginning on page 11 for additional information on our executive compensation programs.

Proposal

The Corporation is presenting this proposal, which gives you as a stockholder the opportunity to express your view on our executive compensation by voting for or against the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of The Valspar Corporation’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related disclosures contained in the Corporation’s 2016 Proxy Statement.”

Position of Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BY VOTING “FOR” THE ABOVE RESOLUTION AND THIS PROPOSAL.

As discussed in the Compensation Discussion and Analysis contained in this proxy statement, the Compensation Committee of the Board of Directors believes that the executive compensation for fiscal 2015 is reasonable and appropriate, is justified by the performance of the Corporation and is the result of a carefully considered approach.

In deciding how to vote on this proposal, the Board urges you to consider the following factors, many of which are more fully discussed in the Compensation Discussion and Analysis beginning on page 11:

•	The Corporation has performed well against its peers by relevant industry measures.

•	Our Compensation Committee has designed the compensation packages for our Named Executives to depend on the achievement of objective performance goals that the Committee believes drive long-term shareholder value.

•	As disclosed under Compensation Risk Analysis on page 10, our pay practices do not encourage management to take excessive risk.

•	We recognize the need to fairly compensate and retain a senior management team that has produced excellent operating results over the past several years.

Effect of Vote

Because your vote is advisory, it will not be binding upon the Corporation, the Compensation Committee or the Board of Directors. However, we value stockholders’ opinions, and we will consider the outcome of the Say-on-Pay vote when determining future executive compensation arrangements. Last year, 94% of the votes cast in the Corporation’s Say-on-Pay vote were cast in favor of approving the Corporation’s compensation for its named executive officers.

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PROPOSAL 3

Appointment of Auditors

The Board of Directors has appointed Ernst & Young LLP to audit the Corporation’s consolidated financial statements for the fiscal year ending October 28, 2016. Ernst & Young LLP acted as the Corporation’s auditors for the fiscal year ended October 30, 2015. A representative of Ernst & Young LLP is expected to be present at the 2016 annual meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

Auditor Fee Information

Audit Fees
Fees for audit services totaled $3,035,087 in 2015 and $2,991,413 in 2014, which includes fees associated with the annual financial statement audit, audit of internal control over financial reporting, foreign statutory audits, the reviews of the Corporation’s quarterly reports on Form 10-Q and registration statements filed with the SEC.

Audit-Related Fees
Fees for audit-related services totaled $17,009 in 2015 and $16,379 in 2014. Audit-related services principally include accounting and reporting consultations, as well as other audits required by contract or regulation.

Tax Fees
Fees for tax services, including tax compliance, tax advice and tax planning totaled $151,137 in 2015 and $148,782 in 2014.

All Other Fees
The Corporation did not incur fees except as indicated in the above categories.

Pre-Approval of Services by Independent Auditors

As permitted under applicable law, the Audit Committee may pre-approve from time to time certain types of services, including tax services, to be provided by the Independent Auditors. As provided in the Charter of the Audit Committee, and in order to maintain control and oversight over the services provided by the Independent Auditors, it is the policy of the Audit Committee to pre-approve all audit and non-audit services to be provided by the Independent Auditors and not to engage the Independent Auditors to provide any non-audit services prohibited by law or regulation. For administrative convenience, the Audit Committee may delegate pre-approval authority to the Audit Committee Chair, but any decision by the Committee Chair on pre-approval must be presented to the full Audit Committee at its next scheduled meeting.

AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the reliability and integrity of financial reporting, including the Company’s disclosure practices, risk management processes and internal controls. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee has met with management (including the Chief Executive Officer, Chief Financial Officer, General Counsel, Controller and Director of Internal Audit) and Ernst & Young LLP, the Corporation’s independent registered public accounting firm (“Independent Auditors”).

The Audit Committee held meetings with the Corporation’s internal auditors and Independent Auditors, both in the presence of management and privately, to discuss the overall scope and plans for their respective audits, the results of their examinations, the evaluations of the Corporation’s internal controls, the overall quality of the Corporation’s financial reports, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee has reviewed and discussed the audited consolidated financial statements and management’s report on internal controls over financial reporting with management and the Independent Auditors. The Audit Committee also reviewed and discussed with the Independent Auditors the matters required to be discussed under Statement on Auditing Standards No. 61, Communication with Audit Committees (SAS 61), as amended and as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T, as well as rules of the SEC and other applicable regulations.

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With respect to independence, the Audit Committee has received the written independence disclosures from the Independent Auditors required under Ethics and Independence Rule 3526 of the Public Company Accounting Oversight Board (Communications with Audit Committees Concerning Independence) and has discussed with the Independent Auditors the independent auditors’ independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, (i) the selection of the Independent Auditors for the 2016 fiscal year and (ii) that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended October 30, 2015 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE CORPORATION’S BOARD OF DIRECTORS

Jack J. Allen	John S. Bode, Chair
John M. Ballbach	William M. Cook
David R. Lumley

40

ADDITIONAL INFORMATION

Other Business

Management is not aware of any matters to be presented for action at the meeting, except matters discussed in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

2017 Stockholder Proposals

If you would like to submit a proposal for us to include in the proxy statement for our 2017 annual meeting, you must comply with Rule 14a-8 under the Exchange Act and the advance notice provisions of our By-laws. You must also make sure that we receive your proposal at our executive offices (sent c/o Corporate Secretary) by September 24, 2016. Any stockholder proposal included in our proxy statement will also be included on our form of proxy so that stockholders can indicate how they wish to vote their shares on the proposal.

If you would like to recommend a person for consideration as a nominee for election as a director at our 2017 annual meeting, you must comply with the advance notice provisions of our By-laws. These provisions require that we receive your nomination at our executive offices (sent c/o Corporate Secretary) no earlier than October 27, 2016, and no later than November 26, 2016. Additional information regarding the consideration of stockholder recommendations for nominees to the Board can be found in this Proxy Statement under the heading “Corporate Governance – Director Nomination Process” beginning on page 7.

If you would like to present a proposal at our 2017 annual meeting without including it in our proxy statement, you must comply with the advance notice provisions of our By-laws. These provisions require that we receive your proposal at our executive offices (sent c/o Corporate Secretary) no earlier than October 27, 2016, and no later than November 26, 2016.

If the presiding officer at the 2017 annual meeting of stockholders determines that a stockholder proposal or stockholder director nomination was not submitted in compliance with the advance notice provisions of our Bylaws, the proposal or nomination will be ruled out of order and not acted upon.

The above information is only a summary of some of the requirements of the advance notice provisions of our By-laws. If you would like to receive a copy of the provisions of our By-laws setting forth all of these requirements, you should write to our executive offices, c/o Corporate Secretary.

Ability of Stockholders and Other Interested Parties to Communicate with the Corporation’s Board of Directors

The Corporation’s Board of Directors has established several means for stockholders and other interested parties to communicate with the Corporation’s Board of Directors. Concerns regarding the Corporation’s financial statements, accounting practices or internal controls should be submitted in writing to the Chairman of the Audit Committee in care of the Corporate Secretary at the Corporation’s headquarters address. If the concern relates to the Corporation’s governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the Chairman of the Nominating and Governance Committee in care of the Corporate Secretary at the Corporation’s headquarters address. Concerns regarding the Corporation’s executive compensation should be submitted in writing to the Chairman of the Compensation Committee in care of the Corporate Secretary at the Corporation’s headquarters address. If a stockholder or other interested parties are unsure as to which category the concern relates, the concern may be communicated to any one of the independent directors in care of the Corporate Secretary at the Corporation’s headquarters address. All communications will be sent to the applicable director(s).

The Corporation schedules its Annual Meeting of Stockholders concurrent with a regularly scheduled Board of Directors meeting and expects its directors to attend the Corporation’s Annual Meeting of Stockholders. All directors attended last year’s Annual Meeting of Stockholders.

By Order of the Board of Directors,

ROLF ENGH,
Secretary

Minneapolis, Minnesota January 22, 2016

41

THE VALSPAR CORPORATION

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on February 23, 2016.

Vote by Internet
• Go to www.envisionreports.com/VAL
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2 and 3.
1. To elect three directors (Class III) for a term of three years:	+

Nominees:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain

01 - William M. Cook	☐	☐	☐	02 - Gary E. Hendrickson	☐	☐	☐	03 - Mae C. Jemison, M.D.	☐	☐	☐

	For	Against	Abstain
2. To cast an advisory vote to approve the compensation of our named executive officers as disclosed in the Corporation’s proxy statement (“Say-on-Pay” vote):	☐	☐	☐

The undersigned authorizes the Proxies to vote in their discretion upon such other business as may properly come before the meeting.

	For	Against	Abstain
3. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Corporation for the fiscal year ending October 28, 2016:	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
			Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

■	1 U P X	+

027ZRD

THE VALSPAR CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday February 24, 2016

9:00 AM

1101 South 3rd Street

Minneapolis, MN 55415

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders.

The Notice and Proxy Statement and the Annual Report are available at:

www.edocumentview.com/VAL

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — THE VALSPAR CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints JEFFREY H. CURLER and GARY E. HENDRICKSON, and each of them, as proxies with full power of substitution, to vote on behalf of the undersigned the same number of shares which the undersigned is then entitled to vote, at the Annual Meeting of the Stockholders of The Valspar Corporation to be held on Wednesday, February 24, 2016 at 9:00 A.M., at 1101 South 3rd Street, Minneapolis, Minnesota 55415, and at any adjournments thereof, on any matter properly coming before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR items 1, 2 and 3.

(Continued and to be marked, dated and signed, on the other side)